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Cincinnati Bell Inc.

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Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, Ohio 45202

March 24, 2017

Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Bell Inc. to be held at 11:00 a.m., Eastern Daylight Time, on Thursday, May 4, 2017, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
This booklet includes the formal notice of the meeting as well as the proxy statement. The proxy statement gives you information about the formal items of business to be voted on at the meeting and other information relevant to your voting decisions.
We are providing our shareholders access to the proxy materials and our 2016 annual report over the internet. This allows us to provide you with the annual meeting information you need in a fast and efficient manner, while reducing the environmental impact of our annual meeting. On or about March 24, 2017, we will mail to shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and 2016 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request printed copies of these materials and a proxy card by mail.
Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote your shares by internet, toll-free telephone call, or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 2 of the proxy statement for more detailed information about your voting options.

Very truly yours,
Phillip R. Cox
Chairman of the Board

Notice of 2017 Annual Meeting of Shareholders

Time and Date:	11:00 a.m., Eastern Daylight Time, Thursday, May 4, 2017

Place:	Queen City Club
331 East Fourth Street
Cincinnati, Ohio

Matters to be Voted upon:

•	Election as directors of the nine nominees named in the accompanying proxy statement for one-year terms expiring at the 2018 Annual Meeting of Shareholders;

•	Recommendation, by non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers' compensation;

•	Approval, by non-binding advisory vote, of our executive officers' compensation;

•	Approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan;

•	Approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors;

•	Ratification of our Audit Committee's appointment of our independent registered public accounting firm for 2017; and

•	Any other business properly brought before the meeting and any adjournments or postponements of the meeting.

Record Date:	March 6, 2017
Only shareholders of record as of the close of business on this date are entitled to vote.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

Connie M. Vogt
Corporate Secretary

Proxy Statement for Annual Meeting of Shareholders

The annual meeting of shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company") will be held at 11:00 a.m., Eastern Daylight Time, on Thursday, May 4, 2017, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for the 2017 Annual Meeting of Shareholders on that date, and any adjournment or postponement of the meeting. Our 2016 annual report accompanies this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 4, 2017.
This proxy statement and the 2016 annual report are first being made available on the website at www.proxyvote.com, or mailed to shareholders who have requested paper copies, on or about March 24, 2017. Other information on our website does not constitute part of this proxy statement.

Meeting and Voting Highlights

The Annual Meeting

Time and Date:	11:00 a.m., Eastern Daylight Time, Thursday, May 4, 2017
Place:	Queen City Club 331 East Fourth Street Cincinnati, Ohio
Record Date:	March 6, 2017

Purpose of Meeting
This is the Annual Meeting of the Shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company"). At the meeting, we will be voting upon:

		Board's Recommendation	Votes Required for Approval
Proposal 1:	Election of directors for one-year terms expiring in 2018.	FOR each nominee	Majority of votes cast
Proposal 2:	Recommendation, by a non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers' compensation.	1 YEAR	The vote frequency receiving the highest number of votes
Proposal 3:	Approval, by a non-binding advisory vote, of our executive officers' compensation.	FOR	Majority of shares present and entitled to vote
Proposal 4:	Approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan.	FOR	Majority of shares present and entitled to vote
Proposal 5:	Approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors.	FOR	Majority of shares present and entitled to vote
Proposal 6:	Ratification of our Audit Committee's appointment of our independent registered public accounting firm for 2017.	FOR	Majority of shares present and entitled to vote
Our Board of Directors ("Board") strongly encourages you to exercise your right to vote on these matters. Your vote is important. We are furnishing this proxy statement to provide information in connection with the Company and the proposals being voted upon at the 2017 Annual Meeting.

Note Regarding Share-Related Numbers in the Proxy Statement
On October 4, 2016, we effected a 1-for-5 reverse stock split of our common shares (the "Reverse Stock Split"). All share amounts, per share amounts and share prices reflected through this proxy statement have been adjusted to reflect the Reverse Stock Split, unless otherwise noted.

Who May Vote
Common and preferred stock shareholders of Cincinnati Bell Inc. whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 6, 2017 (the "Record Date"), may vote their shares on the matters to be acted upon at the meeting. Shareholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the holder of record.

How to Vote
If you meet the above qualification, you may vote in one of the following four ways:

BY INTERNET	BY PHONE	BY MAIL	ATTEND THE MEETING
:	(	*	?
Go to www.proxyvote.com 24/7 and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, May 3, 2017.

Call toll-free 1-800-690-6903, 24/7, and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, May 3, 2017.

You can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. Please mail these items to allow delivery prior to the meeting.
Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. See “How can I attend and vote my shares at the meeting?” on page 60.

To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time ("EDT"), on May 3, 2017.

Admission to the Meeting
If you are a shareholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials (the "Notice") or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.
If you own shares held in street name, bring with you to the meeting either the Notice or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on March 6, 2017. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a signed proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.
Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Additional Information
More detailed information about the 2017 Annual Meeting of Shareholders and voting can be found in “Questions and Answers” beginning on page 59.

Governance
Board of Directors and Committees

Corporate Governance Overview
Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.
The Company’s Amended Regulations provide that the Board shall consist of not less than nine nor more than 17 persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. At this time, the Board has determined that the Board shall consist of nine members.
The Company has a long-standing policy that the positions of Chairman of the Board (currently held by Mr. Phillip R. Cox) and Chief Executive Officer (currently held by Mr. Theodore H. Torbeck) should be held by separate persons, as discussed in its Corporate Governance Guidelines. The Company continues to believe that this structure is in the best interest of shareholders because it facilitates the Board’s oversight of management, allows the independent directors to be more actively involved in setting agendas and establishing priorities for the work of the Board, and is consistent with the principles of good corporate governance.
Our Board currently has the following four committees: (i) the Audit and Finance Committee, (ii) the Compensation Committee, (iii) the Governance and Nominating Committee, and (iv) the Executive Committee. The members and function of each committee are described below. During fiscal year 2016, the Board held six meetings and twice took action by unanimous written consent, and all directors attended at least 75% of all Board and applicable committee meetings during the period in which he or she served as a director, except Mr. John M. Zrno, whose attendance of 67% was due to the terminal illness of his spouse for whom he was the primary caregiver. With the exception of 2016, Mr. Zrno's prior attendance has been at or above the 75% threshold throughout his tenure on the Board and the Company is confident that Mr. Zrno's attendance will not be an issue in 2017.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. With the exception of Mr. Zrno as noted above, all of the directors, who were on the Board at the time and were seeking election, attended the 2016 Annual Meeting of Shareholders.
For information on how to obtain a copy of the Company's Corporate Governance Guidelines, please see page 64.

Director Independence
In accordance with the rules and listing standards of the New York Stock Exchange ("NYSE") and the Company’s Corporate Governance Guidelines, the Board affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, the Board evaluates whether any director has any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company that might cause a conflict of interest in the performance of a director’s duties.
Based on these standards, the Board determined that each of the following persons who served as a non-employee director in 2016 is independent and has no relationship with the Company, except as a director and shareholder:

• Phillip R. Cox	• Russel P. Mayer
• John W. Eck	• Lynn A. Wentworth
• Jakki L. Haussler	• Martin J. Yudkovitz
• Craig F. Maier	• John M. Zrno

In addition, based on these standards, the Board determined that Mr. Torbeck was not independent because he served as the President (until September 1, 2016) and Chief Executive Officer of the Company in 2016.
The non-employee directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Cox presides at the meetings of the non-employee directors.

Committees of the Board
The Board has four committees: (i) the Audit and Finance Committee, (ii) the Compensation Committee, (iii) the Governance and Nominating Committee and (iv) the Executive Committee. For information on how to obtain a copy of each committee’s charter (other than the Executive Committee), please see page 64.
The directors serving on each Committee are appointed by the Board at least annually for terms expiring at the next annual meeting of shareholders.
The following table lists the chairs (C) and members (M) of each standing committee at the end of 2016:

Name of Director	Audit and Finance	Compensation	Governance and Nominating	Executive
Non-Employee Directors (a)
Phillip R. Cox	M	M	M	C
John W. Eck		M	M
Jakki L. Haussler	M		M
Craig F. Maier	M	C		M
Russel P. Mayer	M		C	M
Lynn A. Wentworth	C	M		M
Martin J. Yudkovitz		M	M
John M. Zrno	M		M

Employee Directors
Theodore H. Torbeck				M

(a)	All non-employee directors were determined by the Board to be independent directors.

Audit and Finance Committee:  The Audit and Finance Committee currently consists of six persons, none of whom is an executive officer of the Company. The Audit and Finance Committee held five meetings during 2016. The purpose of the Audit and Finance Committee is, among other things, to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent registered public accounting firm ("Independent Registered Public Accounting Firm"), (iv) the Company’s risk assessment and risk management policies, and (v) the performance of the Company’s internal audit function and Independent Registered Public Accounting Firm. To this end, the Audit and Finance Committee meets in executive session with its own members and may also meet separately with the Independent Registered Public Accounting Firm, the Company’s internal auditors, General Counsel or members of management. The Audit and Finance Committee Charter provides a more detailed description of the responsibilities and duties of the Audit and Finance Committee. For information on how to obtain a copy of the Audit and Finance Committee Charter, please see page 64.
While the Board has ultimate responsibility for risk oversight, it delegates many of these functions to the Audit and Finance Committee. The Audit and Finance Committee receives regular updates on the Company’s existing and emerging risks from the Company’s Internal Audit department. The updates are based upon interviews with senior management of the Company as well as other key employees. The updates include risk rankings and a general description of risk mitigation activities pertaining to each item. In addition, the Audit and Finance Committee receives regular updates from the Company’s Chief Security Officer on cyber security risks and the actions being taken by his department to monitor and mitigate those risks. The Audit and Finance Committee also oversees the Company’s Security Breach Response and Notification Plan, which sets forth the Company’s plan for notifying affected persons and other stakeholders in the event a security breach involving personally identifiable information or protected health information triggers notification requirements under applicable law. The Audit and Finance Committee provides periodic updates to the full Board on risk oversight and cyber security matters.
In performing its duties, the Audit and Finance Committee meets as often as necessary and at least once each calendar quarter with members of management, the Company’s internal audit staff and the Independent Registered Public Accounting Firm. An agenda for each such meeting is provided in advance to the members of the Audit and Finance Committee.
The Board determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the Securities and Exchange Commission (the "SEC") and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board determined that Ms. Wentworth and Ms. Haussler are audit committee financial experts as defined in the regulations of the SEC and that each member of the Audit and Finance Committee is financially literate as defined by the rules and listing standards of the NYSE. For Ms. Wentworth’s and Ms. Haussler’s relevant experience, please see pages 14 - 15.
Compensation Committee:  The Compensation Committee currently consists of five persons, none of whom is an executive officer. The Compensation Committee held six meetings during 2016. The Compensation Committee is responsible for, among other things, ensuring that directors and certain key executives are effectively and competitively compensated in terms of base compensation and short- and long-term incentive compensation and benefits. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and reviews with management the succession planning process for key executive positions. The Compensation Committee Charter provides a more detailed description of the responsibilities and duties of the Compensation Committee. For information on how to obtain a copy of the Compensation Committee Charter, please see page 64.
The Compensation Committee meets as often as necessary to perform its duties. The Compensation Committee also meets separately with the Company’s Chief Executive Officer and other corporate officers, as it deems appropriate, to establish and review the performance criteria and compensation of the Company’s executive officers. An agenda for each such meeting is provided in advance to the members of the Compensation Committee.
The Board determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE.

Governance and Nominating Committee:  In 2016, the Governance and Nominating Committee consisted of six persons, none of whom is an executive officer. The Governance and Nominating Committee held three meetings during 2016. The Governance and Nominating Committee, among other things, identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, evaluates the performance of Board members, makes recommendations regarding the determination of a director’s independence, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Governance and Nominating Committee Charter provides a more detailed description of the responsibilities and duties of the Governance and Nominating Committee. For information on how to obtain a copy of the Governance and Nominating Committee Charter, please see page 64.
The Chief Executive Officer and the Secretary of the Company typically attend the meetings of the Governance and Nominating Committee. An agenda for each such meeting is provided in advance to the members of the Governance and Nominating Committee.
The Board determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE.
Executive Committee:  The Executive Committee currently consists of five persons, one of whom is Mr. Torbeck who serves as Chief Executive Officer of the Company. The Executive Committee held two meetings during 2016. The Executive Committee acts on behalf of the Board in certain matters, when necessary, between Board meetings.

Other Responsibilities and Governance Process
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of December 31, 2016, the members of the Compensation Committee included Ms. Wentworth and Messrs. Cox, Eck, Maier and Yudkovitz. None of the Compensation Committee members have at any time been an officer or employee of the Company. None of the Company’s executive officers serve, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.
CODE OF BUSINESS CONDUCT AND CODES OF ETHICS
The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Officers and the directors are subject to the Code of Ethics for Directors.
For information on how to obtain a copy of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers or Code of Ethics for Directors, please see page 64.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the transaction has an aggregate value greater than $120,000, and (iii) in which any of the following persons has or will have a direct or indirect material interest:
• an executive officer, director or director nominee of the Company;
• any person who is known to be the beneficial owner of more than 5% of the Company's common and preferred shares;
• any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common or preferred shares; or
• any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 10% or greater beneficial ownership interest.

The Company's Code of Business Conduct, the Company’s Code of Ethics for Senior Financial Officers and the Company’s Code of Ethics for Directors require directors, officers and all other members of the workforce to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Code of Ethics for Directors generally require (i) a director to promptly disclose to the Governance and Nominating Committee any potential or actual conflict of interest involving him or her and (ii) an employee, including the executive officers, to promptly disclose a conflict of interest to the General Counsel. The Governance and Nominating Committee (and, if applicable, the General Counsel) determines an appropriate resolution to actual or potential conflicts of interest on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions shall be disclosed in the Company's applicable filings with the SEC as required under SEC rules. In 2016, there were no related party transactions requiring disclosure.

Director Compensation

Annual Compensation Program
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors spend in fulfilling their duties to the Company as well as the skill level required.
Compensation for Employee Directors
Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees during the period of their employment. If such directors continue on the Board after their employment ends, such directors may receive additional compensation in connection with such continued service.
General Compensation Policy for Non-Employee Directors
Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) while serving as directors of the Company receive compensation from the Company for their service on the Board. The table below sets forth the annual compensation for non-employee directors in 2016.

Compensation Element	2016
Chairman of the Board Annual Retainer (a)	$320,000
Annual Board Retainer	$70,000
Annual Board Equity Award (b)	$90,000
Annual Audit and Finance Committee Chairman Retainer	$27,000
Annual Audit and Finance Committee Member Retainer	$15,000
Annual Compensation Committee Chairman Retainer	$18,000
Annual Compensation Committee Member Retainer	$10,000
Annual Governance and Nominating Committee Chairman Retainer	$16,000
Annual Governance and Nominating Committee Member Retainer	$10,000

(a)	The Chairman is not entitled to receive any of the other annual Board or Committee retainers described above; however, the Chairman is eligible for the Annual Board Equity Award.

(b)
The Annual Board Equity Award is paid in the form of an award granted under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors. In 2016, the Annual Board Equity Award was paid to all non-employee directors, including the Chairman of the Board, in the form of restricted stock units with an aggregate value of $90,000 and a one-year vesting period. On August 2, 2016, the Board increased the value of the Annual Board Equity Award to $100,000 beginning with the 2017 award grants.

Non-Employee Directors Deferred Compensation Plan
Effective October 30, 2015, the Board approved the termination of the elective deferral part of the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”). In accordance with Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder, no new deferrals have been or will be permitted under the Directors Deferred Compensation Plan and all outstanding elective account balances were liquidated and distributed to the participants on November 7, 2016.
Non-Employee Directors Stock Option Plan
The Company grants its non-employee directors time-based restricted shares, restricted stock units, and/or options to purchase common shares under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, as amended (the “2007 Directors Plan”). Pursuant to the current terms of such plan, each non-employee director of the Company, at the discretion of the Board, may be granted a number of restricted common shares, restricted stock units, and/or a stock option for a number of common shares (as determined by the Board) on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

Currently under the 2007 Directors Plan, up to 300,000 common shares may in the aggregate be the subject of awards granted during the life of the plan, all of which could be subject to stock option awards, restricted stock awards or restricted stock units. The Company has flexibility regarding the type of awards to issue. The Board will exercise its discretion in granting such options, time-based restricted shares, or restricted stock units with the intent that such grants, together with other Company equity-based compensation, provide Company equity-based compensation that is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.
Under the 2007 Directors Plan, in 2016 the Company granted restricted stock unit awards that vest after one year and with an aggregate value of $90,000 on the date of grant to each non-employee director. In 2017, the Company intends to again grant restricted stock units that vest after one year and with an aggregate value of $100,000 on the date of grant to each incumbent non-employee director. Awards granted in 2015 had an aggregate value of $80,000. Awards granted in 2014 had an aggregate value of $70,000. For 2014 and 2015, the awards were also in the form of restricted stock units which vested on the first anniversary of the grant date.
Each stock option granted to a non-employee director under the 2007 Directors Plan, or a predecessor plan, requires that upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time the option is granted. With certain exceptions provided in the 2007 Directors Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant to exercise the option.
In general, each award will require that the restrictions not lapse in full unless the non-employee director continues to serve as a director of the Company for the vesting period after the applicable award grant date or ends service as a Company director under special circumstances (e.g., death, disability, or attaining retirement age).

2016 Director Compensation
The following table shows the compensation paid to our non-employee directors for the 2016 fiscal year:

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b)	Total ($)
Phillip R. Cox	320,000	90,000	—	410,000
John W. Eck	90,000	90,000	—	180,000
Jakki L. Haussler	95,000	90,000	—	185,000
Craig F. Maier	103,000	90,000	—	193,000
Russel P. Mayer	101,000	90,000	—	191,000
Lynn A. Wentworth	107,000	90,000	—	197,000
Martin J. Yudkovitz	84,203	90,000	—	174,203
John M. Zrno	95,000	90,000	—	185,000

(a)
The values reflect the aggregate grant-date fair value of the restricted stock units granted on April 29, 2016 computed in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”) for all awards. For a discussion of the valuation assumptions and methodology, see Note 12 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2016.

(b)
No stock options were awarded in 2016. As of December 31, 2016, the non-employee directors and former directors held an aggregate of 37,696 unvested stock awards and an aggregate of 16,880 option awards (granted in years prior to 2008), as set forth in the following table.

Name	Number of Unvested Stock Awards Outstanding as of December 31, 2016	Number of Option Awards Outstanding as of December 31, 2016
Phillip R. Cox	4,712	1,800
John W. Eck	4,712	—
Jakki L. Haussler	4,712	—
Craig F. Maier	4,712	—
Russel P. Mayer	4,712	—
Lynn A. Wentworth	4,712	—
Martin J. Yudkovitz	4,712	—
John M. Zrno	4,712	11,480

Board of Directors Selection Process

Director Qualifications and Nominations
The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee did not receive, and therefore did not consider, any recommendations for director candidates by any shareholder for the 2017 Annual Meeting of Shareholders.
The Governance and Nominating Committee uses the following process to identify and evaluate director nominee candidates. Any qualified individual or group, including shareholders, incumbent directors and members of senior management, may at any time propose a candidate to serve on the Board. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. For information on how to propose a candidate to serve on the Board, please see page 64. The Governance and Nominating Committee reviews forwarded materials relating to prospective candidates in the event of a director vacancy. A candidate selected from the review is interviewed by each member of the Governance and Nominating Committee, unless the member waives the interview requirement. If approved by the Governance and Nominating Committee, the candidate will be recommended to the full Board for consideration. The Governance and Nominating Committee evaluates shareholder-recommended candidates in the same manner that it evaluates all other candidates.
All nominees to the Board should possess the following attributes:

•	Established leadership reputation in his/her field;

•	Known for good business judgment;

•	Active in business;

•	Knowledge of business on a national/global basis;

•	Meets high ethical standards; and

•	Commitment to regular board/committee meeting attendance.
In addition, the Board will consider the following factors:

•	The nominee's familiarity with the field of IT services, entertainment and communications; and

•	Whether the nominee would contribute to the gender, racial and/or geographical diversity of the Board.
While the Company has not adopted a formal process or policy for determining diversity exists on the Board, the selection criteria used by the Governance and Nominating Committee when considering director nominees, as noted above, includes as a factor whether a nominee would contribute to the gender, racial and/or geographical diversity of the Board.

Item 1 - Election of Directors
The Company’s Amended Regulations provide that the Board shall consist of not less than nine nor more than 17 persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. The Board has determined that the Board shall consist of nine members.
The directors will serve until their respective successors are elected and qualified.
Based upon the recommendations of the Governance and Nominating Committee, the Board has nominated Phillip R. Cox, John W. Eck, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Lynn A. Wentworth, Martin J. Yudkovitz, John M. Zrno and Theodore H. Torbeck to serve until the 2018 Annual Meeting of Shareholders. Each of the nominees is standing for re-election. The Board has determined all director nominees, other than Mr. Torbeck, are independent and have no relationship with the Company other than as a shareholder and director.
If, at the time of the Annual Meeting, one or more of the nominees should be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees, if any, and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
Information regarding the business experience of each nominee is provided on pages 14 - 16.
Majority Vote Requirements; Holdover Directors
A director nominee who receives a majority of the votes cast will be elected to the Board. If a director nominee is an incumbent director and does not receive a majority of the votes cast, the Company’s Amended Regulations require that such “holdover director” promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the holdover director’s resignation or whether other action should be taken. The Board will act on the tendered resignation by the holdover director, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation of the holdover director and the rationale behind the decision within 90 days from the date of the certification of the election results by the Inspector of Elections. The Governance and Nominating Committee in making its recommendation and the Board in making its decision may consider any factors or other information that they consider appropriate and relevant. The holdover director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her tendered resignation.
If a holdover director’s resignation is accepted by the Board pursuant to the Company’s Amended Regulations, the Board may either fill the resulting vacancy or, if permitted, may decrease the size of the Board in accordance with law and the Company’s Amended Regulations.
Vote Required
A director nominee must receive a majority of the votes cast to be elected to the Board. Since neither abstentions nor broker non-votes will be considered as votes cast in the election of directors, they will not have an effect on the outcome of the election.

Our Recommendation
The Board recommends election of each of the nominees.
The following are brief biographies of each person nominated for election as a director of the Company.

NOMINEES FOR DIRECTORS
(Terms Expire in 2018)

Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a current director of TimkenSteel, Diebold Inc., and Touchstone Mutual Funds. He is a former director of the Federal Reserve Bank of Cleveland and Duke Energy Corporation. Director since 1993. Age 69.

With his years of entrepreneurial and managerial experience in the development and growth of Cox Financial Corporation, coupled with the experience he has gained from serving on the audit and compensation committees of several public company boards, Mr. Cox brings a valuable perspective to the Company’s Board. In addition, having served as Chairman of the Company’s Board since 2003, Mr. Cox has demonstrated an effective management style and the ability to facilitate the Board’s primary oversight functions.

Phillip R. Cox

Mr. Eck is currently the Chief Local Media Officer at Univision Communications, Inc. ("Univision"), the leading Hispanic media company in the United States. Prior to joining Univision in 2011, Mr. Eck worked at NBC Universal (“NBCU”) for 18 years, most recently serving as President, Media Works, where he oversaw NBCU’s information, broadcasting and production technology and NBCU’s television and film studio operations. Prior to joining NBCU, Mr. Eck held various other executive and financial positions at General Electric Company ("GE"). Director since 2014. Age 57.
With over 33 years of media, finance and information technology experience at Univision, NBCU and GE, Mr. Eck brings relevant industry experience from the perspective of a producer and distributor of media content. This experience makes him a very valuable asset to the Board, the Compensation Committee and the Governance and Nominating Committee.

John W. Eck

Ms. Haussler has served as Chairman and Chief Executive Officer of Opus Capital Group (a registered investment advisory firm) since 1996. She is a director of Morgan Stanley Funds. She is a former director of Capvest Venture Fund, LP, Adena Ventures, LP (a venture capital fund), and The Victory Funds. Director since 2008. Age 59.

With more than 30 years of experience in the financial services industry, including her years of entrepreneurial and managerial experience in the development and growth of Opus Capital Group, Ms. Haussler brings a valuable perspective to the Company’s Board. Through her role at Opus Capital and her service as a director of several venture capital funds and other boards, Ms. Haussler has gained valuable experience dealing with accounting principles and evaluating financial results of large corporations. She is a certified public accountant (inactive), an attorney in the State of Ohio (inactive), and an audit committee financial expert under SEC regulations. This experience, coupled with her educational background, makes her a valuable asset to the Board, the Audit and Finance Committee and the Governance and Nominating Committee.

Jakki L. Haussler

Mr. Maier recently retired from his role as President and Chief Executive Officer of Frisch’s Restaurants, Inc. ("Frisch's"), operator of family style restaurants and former publicly-traded company, a position he held from 1989 to 2015. He was also a director of Frisch’s from 2008 to 2015. Director since 2008. Age 67.

With over 20 years of experience as the chief executive officer of a large, publicly-traded corporation, Mr. Maier brings to the Board demonstrated management and leadership ability. In addition, Mr. Maier has valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large corporations. This experience makes him a valuable asset to the Board as Chairman of the Compensation Committee and a member of the Audit and Finance Committee and Executive Committee.

Craig F. Maier

Mr. Mayer is retired, and is now working part time with several consulting companies in information technology and business process improvement. Prior to joining the Board, Mr. Mayer held several executive-level information technology and business process improvement positions at General Electric Company ("GE"). Most recently, he was Executive Vice President, CIO, and Quality Leader at GE Healthcare from 2009 to 2012. Prior to that, he was Executive Vice President and CIO at GE Healthcare from 2005 to 2008; Vice President and CIO at GE Aircraft Engines and GE Transportation from 2000 to 2005; and CIO and Chief Quality Officer at NBC from 1998 to 2000. He held various other information technology and business process improvement positions at GE from 1986 to 1998. Prior to that he held multiple positions at Chiquita Brands, Republic Steel and Enduro Stainless. Director since 2013. Age 63.

With over 35 years of information technology and business process improvement experience at large, global organizations, Mr. Mayer brings relevant industry experience from the customer’s perspective. This experience makes him a valuable asset to the Board as Chairman of the Governance and Nominating Committee and a member of the Audit and Finance Committee and Executive Committee. He also serves as a valuable resource to the Company’s management team.

Russel P. Mayer

Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. ("BlueLinx"), a building products distributor, from 2007 to 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group ("BellSouth") and held various other positions at BellSouth from 1985 to 2007. She is a certified public accountant licensed in the state of Georgia. She is a director, chair of the Audit Committee and member of the Nominating & Governance Committee of Graphic Packaging Holding Company and a director and member of the Audit & Finance and Compensation Committees of CyrusOne Inc. Director since 2008. Age 58.

Ms. Wentworth’s experience as Chief Financial Officer and Treasurer of BlueLinx as well as her 22 years of telecommunications industry experience at BellSouth makes her a valuable asset to the Board as Chair of the Audit and Finance Committee and a member of the Compensation Committee and Executive Committee. Ms. Wentworth qualifies as an audit committee financial expert under applicable SEC regulations. Ms. Wentworth’s prior experience has provided her with a wealth of knowledge in dealing with complex financial and accounting matters affecting large corporations in the telecommunications industry.

Lynn A. Wentworth

Mr. Yudkovitz is retired. He was head of The Walt Disney Company’s ("Disney") Strategic Innovation Group (2010 through 2015). He also served as the Senior Vice President for Corporate Strategy and Business Development at Disney (2005-2010) and as President of TiVo (2003-2005). Previously, Mr. Yudkovitz was President of two divisions at NBC, a key member of the teams that developed and launched the CNBC and MSNBC networks. Director since 2015. Age 62.

With over 30 years of experience in the broadcast and media entertainment industries, Mr. Yudkovitz brings to the Board relevant industry experience, which makes him a valuable asset to the Board as a member of the Compensation Committee and the Governance and Nominating Committee. In addition, Mr. Yudkovitz's previous experience leading large strategic business innovation initiatives at both NBC and Disney makes him a valuable advisor to the Company’s management team on key areas of growth.

Martin J. Yudkovitz

Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. (a telecommunications company) from June 1999 through November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988 through 1995. Director since 1999. Age 78.

With over 40 years of experience in the telecommunications industry and his past experience as the chief executive officer of two large telecommunications corporations, Mr. Zrno brings to the Board demonstrated management and leadership ability. In addition, Mr. Zrno has gained valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large corporations. This experience makes him a valuable asset to the Board as a member of the Audit and Finance Committee and Governance and Nominating Committee.

John M. Zrno

Mr. Torbeck was named Chief Executive Officer of Cincinnati Bell Inc. effective January 31, 2013. He also served as President from January 31, 2013 until September 1, 2016. He joined Cincinnati Bell in 2010 as President and General Manager of Cincinnati Bell Communications Group. Prior to joining Cincinnati Bell, Mr. Torbeck was Chief Executive Officer of the Freedom Group and also worked for 28 years for the General Electric Company (“GE”), where he served as the Vice President of Operations for GE Industrial Business, President and CEO of GE’s Rail Services business and Vice President of Global Supply Chain for GE Aviation. Director since January 2013. Age 60.

Mr. Torbeck brings to the Board critical knowledge and understanding of the products and services offered by the Company and a strong understanding of the telecommunications industry. Mr. Torbeck’s prior business and management experience also provides the Board with a valuable perspective on managing a successful business.

Theodore H. Torbeck

Stock Ownership
Ownership of Equity Securities of the Company

Directors and Executive Officers
The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of March 6, 2017 (except as otherwise noted) by (i) each current director and each executive officer named in the Summary Compensation Table on page 33, and (ii) all directors and executive officers of the Company as a group.
Unless otherwise indicated, the address of each named director and executive officer is c/o Cincinnati Bell Inc. at the Company's address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 6, 2017 (a)	Percent of Common Shares (b)	6 3/4% Convertible Preferred Shares Beneficially Owned as of March 6, 2017 (c)	Percent of 6 3/4% Cumulative Convertible Preferred Shares (c)
Phillip R. Cox	13,748	*	—	*
Joshua T. Duckworth	8,940	*	—	*
John W. Eck	9,376	*	—	*
Leigh R. Fox	56,601	*	—	*
Jakki L. Haussler	29,185	*	—	*
Andrew R. Kaiser	5,890	*	—	*
Craig F. Maier	29,144	*	—	*
Russel P. Mayer	13,765	*	—	*
Thomas E. Simpson	11,227	*	—	*
Theodore H. Torbeck	273,595	*	—	*
Lynn A. Wentworth	28,553	*	—	*
Christopher J. Wilson	46,495	*	—	*
Martin J. Yudkovitz	8,148	*	—	*
John M. Zrno (d)	37,418	*	—	*
All directors and executive officers as a group (consisting of the 13 persons named above)	572,085	1.4%	—	*

*	indicates ownership of less than 1% of issued and outstanding shares.

(a)
Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, the 2007 Directors Plan and the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors that are exercisable as of March 6, 2017. The following options are included in the totals: 1,800 common shares for Mr. Cox; 360 common shares for Mr. Duckworth; 300 common shares for Mr. Fox; 1,001 common shares for Mr. Kaiser; 23,877 common shares for Mr. Torbeck; 19,102 common shares for Mr. Wilson; and 1,800 common shares for Mr. Zrno.

(b)	These percentages are based upon 42,131,334 common shares outstanding as of March 6, 2017, the Record Date.

(c)
These numbers represent 6 3/4% Cumulative Convertible Preferred Shares. In the aggregate, the 155,250 issued and outstanding 6 3/4% Cumulative Convertible Preferred Shares are represented by 3,105,000 depositary shares, and each 6 3/4% Cumulative Convertible Preferred Share is represented by 20 depositary shares.

(d)	Amount includes 5,000 common shares held by the Zrno Family Limited Partnership.

Principal Shareholders
The following table sets forth the beneficial ownership of common shares as of December 31, 2016 (except as otherwise noted) by each beneficial owner of more than five percent (5%) of the common shares outstanding known by the Company. No beneficial owner owns more than five percent (5%) of the 6 3/4% Cumulative Preferred Shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares
GAMCO Investors, Inc. and affiliates	5,185,234	(a)	12.37%
One Corporate Center
Rye, NY 10580
BlackRock, Inc.	5,809,178	(b)	13.80%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	5,693,502	(c)	13.54%
100 Vanguard Blvd.
Malvern, PA 19355
Pinnacle Associates, Ltd.	2,152,162	(d)	5.10%
335 Madison Avenue, Suite 1100
New York, NY 10017

*	Indicates ownership of less than 1% of the issued and outstanding class of shares

(a)
As reported on Schedule 13D/A filed on December 4, 2014 by GAMCO Investors, Inc., as of December 3, 2014, Gabelli Funds, LLC has sole voting and dispositive power for 2,169,370 common shares, GAMCO Asset Management Inc. has sole voting power for 2,645,583 common shares and sole dispositive power for 2,796,473 common shares, MJG Associates, Inc. has sole voting and dispositive power for 6,000 common shares, Mario J. Gabelli has sole voting and dispositive power for 1,400 common shares, Teton Advisors Inc. has sole voting and dispositive power for 150,001 common shares, Gabelli Securities, Inc. has sole voting and dispositive power for 60,310 common shares and GAMCO Investors Inc. has sole voting and dispositive power for 1,680 common shares. The amount of shares reported on Schedule 13D/A filed on December 4, 2014 by GAMCO Investors Inc. have been translated to reflect the 5 for 1 Reverse Stock Split.

(b)
As reported on Schedule 13G/A filed on January 12, 2017 by BlackRock, Inc., as of December 31, 2016, BlackRock, Inc. has sole voting power for 5,709,013 common shares and sole dispositive power for 5,809,178 common shares.

(c)
As reported on Schedule 13G/A filed on February 10, 2017 by The Vanguard Group, as of December 31, 2016, The Vanguard Group has sole voting power for 50,443 common shares, shared voting power for 8,487 common shares, sole dispositive power for 5,636,672 common shares and shared dispositive power for 56,830 common shares.

(d)
As reported on Schedule 13G filed on February 10, 2017 by Pinnacle Associates, Ltd., as of December 31, 2016, Pinnacle Associates Ltd. has shared voting and dispositive power for 2,152,162 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Securities Exchange Act of 1934. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2016 and ending December 31, 2016, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Executive Compensation

Compensation Discussion and Analysis
Named Executive Officers
The Company's 2016 named executive officers (“NEOs”) were:

Theodore H. Torbeck	Chief Executive Officer*
Andrew R. Kaiser	Chief Financial Officer**
Leigh R. Fox	President and Chief Operating Officer***
Thomas E. Simpson	Senior Vice President and Chief Technology Officer
Christopher J. Wilson	Vice President and General Counsel
Joshua T. Duckworth	Vice President, Investor Relations and Controller
*Mr. Torbeck served as President until September 1, 2016. Effective May 31, 2017 Mr. Torbeck will retire as Chief Executive Officer from the Company and will no longer be an employee of the Company.
**Mr. Kaiser was appointed as Chief Financial Officer on September 1, 2016.
***Mr. Fox served as the Chief Financial Officer until his appointment as President and Chief Operating Officer on September 1, 2016. Effective May 31, 2017 Mr. Fox will be President and Chief Executive Officer.
This Compensation Discussion and Analysis (the “CD&A”) discusses the elements of our executive compensation program and the reasons why the Compensation Committee selected those particular elements, the performance metrics and goals under certain of those elements, the compensation that the executives might earn, and how each element encourages the Company's achievement of its business objectives and strategy.

Executive Summary
Our goal is to link the executive compensation program to the Company’s strategic plan and the long-term interests of its shareholders. The Company’s long-term strategy is to become a leading technology company with state of the art fiber assets providing end-to-end communications services (high speed data, video and voice solutions) and IT systems and solutions. The Company’s strategic goals are to:

•	Continue to expand our local fiber network.

•	Grow our IT services and hardware business.

•	Monetize our remaining CyrusOne investment.
Consequently, the Company’s executive compensation program ties a significant portion of an executive’s realized annual compensation to the Company’s achievement of financial and strategic goals. For 2016, the key financial measures utilized to assess annual performance are revenue and Adjusted EBITDA and the key financial measures utilized to assess long-term performance are strategic revenue, Adjusted EBITDA, and return on invested capital (“ROIC”). See pages 23 - 26 for a detailed discussion of the payments made under the annual and long-term incentive plans for 2016 performance. In addition, the Company will continue to adjust the final long-term performance payout using a total shareholder return (“TSR”) factor based on the Company’s TSR performance as compared to the Russell 2000 index.
For 2016, the Company achieved the following financial and operational objectives:

•	Consolidated revenue increased $18 million compared to the prior year and revenue from strategic products was up 19 percent year-over-year.

•	Adjusted EBITDA totaled $305 million, up $3 million compared to 2015.

•	Continued the construction of its fiber network. Fioptics is available to 67% of Greater Cincinnati.

•	Proceeds from the $625 million of 7% senior notes due 2024 were used to redeem 8 3/8% senior notes due 2020 and to repay a portion of the outstanding Corporate Credit Agreement Tranche B Term Loan.

•	Sold 4.1 million common shares of CyrusOne for proceeds of $190 million. Subsequent to December 31, 2016, the Company liquidated our remaining 2.8 million common shares for proceeds of $141 million.

These achievements resulted in the NEOs being paid above target on their annual and long-term performance incentives.
We believe our 2016 results confirm that the Company’s executive compensation program effectively focuses our key executive talent on achieving our strategic revenue, Adjusted EBITDA and ROIC goals over multiple years and aligns executive long-term incentive rewards with the interests of shareholders. The mix of base pay (the “fixed cost” of the program) and both annual and long-term incentive plans promote achievement of current-year goals and longer-term business strategies while driving appropriate business behavior without inducing executives to take undue business risks.

The following chart summarizes the key elements of our compensation program, which are discussed in more detail later in the CD&A.

Component	Purpose	Key Characteristics	2016 Key Actions
Base Salary	• Allows Company to attract and retain executives • Recognizes individual performance through merit increases • Recognizes individual work experience and level of responsibility	• Fixed annual cash compensation • Increases primarily driven by individual performance and by market positioning • Used to calculate other components of compensation
• Messrs. Fox and Kaiser received increases in September in conjunction with their promotions

• Mr. Simpson received a merit increase in September to reflect his increased responsibilities and for retention purposes

Annual Incentives	• Motivate achievement of Company annual financial goals and strategic objectives • Motivate achievement of individual annual performance goals	• Performance-based annual cash incentive compensation • Annual incentive target set as a percentage of base salary
• The revenue and Adjusted EBITDA performance metrics, which affect 80% of incentive payout, were attained at approximately 86% and 104%, respectively, of target. Together with the individual performance portion, NEO total annual incentive payouts ranged from 103% to 120% of target

• Mr. Duckworth received an increase in his incentive target in January

Non-qualified Stock Options and Stock Appreciation Rights (“SARs”)
• Align executive interests with shareholder interests

• Motivate achievement of Company long-term financial goals and strategic objectives

• Facilitate executive equity ownership thereby further aligning executive and shareholder interests

• Performance-based long-term equity incentive compensation

• Vest over three-year period based on continued service and the achievement of performance goals

• Does not have value unless stock price increases following date of grant
• No stock options or stock appreciation rights were granted to any NEO in 2016
Performance-Based and Time-Based Restricted Stock and Unit Awards
• Motivate achievement of Company long-term financial goals and strategic objectives

• Facilitate executive equity ownership thereby further aligning executive and shareholder interests

• Retain key executives

• Performance-based stock and unit awards provide performance-based long-term equity incentive compensation (with vesting based on both continued service and achievement of performance goals)

• Granted annually with cumulative three-year performance cycles

• 2016 grants consist of restricted stock units (25%) and performance-based stock units (75%)

• 2016 results will be calculated for each performance period (2016, 2016-2017 and 2016-2018), with a single payment at the end of the 3-year performance period

• In 2016, ROIC was added as a performance measure

The Company also provides certain retirement benefits and post-termination compensation to the NEOs, as described in more detail later in this CD&A.

Compensation Practices
The Company reviews and modifies its executive compensation program and practices regularly to address changes in the Company's short- and long-term business objectives and strategies, new regulatory standards and to implement evolving best practices. Listed below are compensation practices that the Company has adopted in support of its pay-for-performance philosophy:

•
Performance-Based Compensation. The Company believes that a significant percentage of each NEO's total compensation should be performance-based or “at-risk.” Base salary was only 22% of the Chief Executive Officer's 2016 target compensation and 38% of the other NEOs' 2016 target compensation.

•
Stock Ownership Guidelines. The Company believes that equity ownership creates alignment between executive and shareholder interests. In support of this objective, we maintain stock ownership guidelines under which our NEOs are expected to accumulate specified ownership stakes over time. See pages 29 - 30 for a more detailed discussion.

•
Compensation Risk Assessment. The Company conducts annual compensation risk assessments to ensure that our policies and programs do not unintentionally encourage inappropriate behaviors or lead to excessive risk taking. We have concluded that our compensation plans, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

•
Repricing Prohibition. We maintain prohibitions against the repricing of underwater stock options in the absence of shareholder approval. The definition of a repricing includes cash buyouts of underwater stock options and stock appreciation rights. This change applies to all grants, including existing grants.

•
Double-Trigger Equity Vesting. Existing employment agreements with executives incorporate a “double-trigger” requirement for vesting equity grants in the event of a change in control (“CIC”). The Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the "2007 Long Term Incentive Plan") and revised award agreements, beginning with the 2014 equity grants, provide that in the event of a CIC, an employee must be involuntarily terminated without cause by the Company during the 24-month period following a CIC for previously granted equity awards that are continued, assumed or substituted to vest. The proposed Cincinnati Bell Inc. 2017 Long-Term Incentive Plan contains comparable “double trigger” provisions.

•
Executive Compensation Benchmarking. The Company (i) uses the general industry peer group as the primary source of market data for competitive assessments of executive pay, (ii) uses the telecommunications peer group as a secondary reference for assessing market pay and industry compensation practices, and (iii) each year reviews and modifies, if necessary, the telecommunications peer group to make certain that it is an appropriate peer group for comparisons to Cincinnati Bell. We target each pay component and total pay at the 50th percentile.

•
Hedging and Pledging Policy. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

•
Clawback Policy. The Company has a clawback policy that allows it to recover incentive payments to or realized by executive officers in the event that the incentive compensation was based on the achievement of financial results that are subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws, and such restatement results in a lower payment or award.

•
Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange ("NYSE"), and the Company's director independence standards mirror those of the NYSE.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of an outside independent compensation consultant to assist in its duties. The Compensation Committee's consultant performs no other services for the Company or its management.

•
Elimination of Gross-Ups. The Compensation Committee has a policy in place that any new or materially amended employment agreement with any NEO will not contain any excise tax gross-up provisions with respect to payments contingent on a CIC. In addition, current employment agreements have been amended to remove excise tax gross-up provisions.

2016 Say-on-Pay Vote and Shareholder Outreach
In response to feedback from shareholders and the proxy advisory firms, the Compensation Committee implemented a number of changes to the 2007 Long Term Incentive Plan and to the terms of the awards granted under the Plan in 2014 and subsequent years. The Company believes that these changes were well received by its largest shareholders and are generally seen as a more balanced approach to aligning management compensation with shareholder return. In 2016, restricted stock units were included as part of the long-term awards to help retain key executive talent.
In 2016, approximately 69% of the shares voted with respect to the Company's say-on-pay proposal voted "for" approval of the Company's executive compensation. The Compensation Committee considered the concerns expressed by the proxy advisory firms in their 2016 reports on the Company’s say-on-pay proposal and contacted our top 25 shareholders. No additional information or meetings were requested as a result of our outreach efforts.
The Company will continue its annual outreach efforts, wherein one or more of the Chairman of the Board, the Chairman of the Compensation Committee, the Compensation Committee’s independent compensation consultant, and certain members of senior management will be available to meet directly with any of the Company’s major shareholders to obtain feedback on the Company’s strategic direction as well as its executive compensation program.

Compensation Program Objectives
The executive compensation program's primary objectives are:

•	To attract and retain high-quality executives by offering competitive compensation packages;

•
To motivate and reward executives for the attainment of financial and strategic goals, both short-term and long-term, thereby increasing the Company's value while at the same time discouraging unnecessary or excessive risk-taking; and

•
To align the interests of the executives and the shareholders by attributing a significant portion of total executive compensation to the achievement of specific short-term and long-term performance goals set by the Compensation Committee.

Elements of Compensation
Base Salary
Base salaries are provided to the Company's NEOs for performing their day-to-day responsibilities. The base salaries of our NEOs are based on a review of the competitive market median for comparable executive positions, assessment by the Chief Executive Officer (or in the case of the Chief Executive Officer's base salary, by the Compensation Committee and entire Board) of the executive's performance as compared to his or her individual job responsibilities, the salary level required to attract and retain the executive and such other factors as the Chief Executive Officer or the Compensation Committee deems relevant for such executive. Generally, no one factor is given more weight than another, nor does the Company and the Compensation Committee use a formulaic approach in setting executive pay. Additionally, while the Company looks at 50th percentile total compensation, it also considers the executive’s individual performance as well in determining salary adjustments.
Messrs. Fox and Kaiser received increases in their base salary and annual incentive targets effective September 1, 2016 in conjunction with their promotions. Mr. Simpson received increases in his base salary and annual incentive target effective September 1, 2016 in recognition of his performance, his expanded responsibilities and as part of a retention effort. Mr. Duckworth received an increase in his annual incentive target effective January 1, 2016 in conjunction with the annual review process.
Annual Incentives
Annual incentives are intended to motivate and reward senior executives for achieving the short-term business objectives of the Company. Annual incentives are payable for the achievement of annual financial performance goals established by the Compensation Committee and for individual performance. For the NEOs, financial performance goals represent 80% of the annual incentive determination and individual performance evaluation represents 20%. Payouts, if any, can range from 0% to 150% of the total target annual incentive, depending on the level of achievement of financial goals between threshold and superior levels of performance and evaluations of individual performance and contributions for the year. The Board and Compensation Committee approve financial goals annually which reflect their belief that achievement of these goals drives the Company's strategic success.

The Company used the following goals having the indicated weights in 2016:

•	60% on Adjusted EBITDA;

•	20% on revenue; and

•	20% on individual performance.
The Company has selected Adjusted EBITDA and revenue as its performance measures. Investors have identified these metrics as key indicators of current financial performance and the Company's ability to execute on its strategy of creating a technology company with state of the art fiber assets servicing customers with data, video, voice and IT solutions to meet their evolving needs. Adjusted EBITDA is given a significantly higher weighting than revenue and individual performance because it is a key measure of profitability of the Company that eliminates the effects of accounting and financing decisions. In addition, investors view it as an effective barometer of how well a company can service its debt.
The Board and Compensation Committee review and approve the annual incentive attainment percentages for both Adjusted EBITDA and revenue. In conjunction with such review, they may adjust the actual result or goal amount to reflect a change in business strategy, reallocation of Company resources or an unanticipated event.
The Adjusted EBITDA and revenue goals are assessed independently of each other and are scaled above and below their respective targets. The scale for 2016 targets is set forth below:

Percentage of Criterion Achieved	Adjusted EBITDA Goal		Revenue Goal
	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid
Below 95%	0%	0%	0%	0%
95%	50%	30%	50%	10%
100%	100%	60%	100%	20%
110%	125%	75%	125%	25%
120% or greater	150%	90%	150%	30%
The 2016 target annual incentives for each of the NEOs at year-end are set forth below:

Named Executive Officer	Target Annual Incentive as a Percentage of Base Salary
Theodore H. Torbeck	100%
Andrew R. Kaiser	65%
Leigh R. Fox	100%
Thomas E. Simpson	100%
Christopher J. Wilson	100%
Joshua T. Duckworth	60%
In 2016, for annual incentive purposes, the chart below sets out the Adjusted EBITDA and revenue target goals and actual results, which produced a weighted-average payout for the financial portion of approximately 99.5% of target:

Financial Objective
	2016 Threshold Performance Level	2016 Adjusted Target	2016 Superior Performance Level	2016 Actual Results
Adjusted EBITDA	95%	$303 M	120%	$305 M
Revenue	95%	$1.20 B	120%	$1.19 B

The Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance. The Chief Executive Officer reviews, for each executive officer, the performance of the executive's department, the quality of the executive's advice and counsel on matters within the executive's purview, qualitative peer feedback and the effectiveness of the executive's communication with the organization and with the Chief Executive Officer on matters of topical concern. These factors are evaluated subjectively and are not assigned specific individual weight. The Chief Executive Officer then recommends an award for the individual performance-based portion for each of the other NEO's annual incentive, which can range from 0% to 200% of the target award for such portion.
The Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance. The Compensation Committee evaluates the information obtained from the other directors concerning the Chief Executive Officer's individual performance, based on a discussion led by the Chairman of the Board. Factors considered include: operational and financial performance, succession planning, development of the Company leadership team, development of business opportunities and community involvement/relationships. The Compensation Committee has discretion in evaluating the Chief Executive Officer's performance and may recommend to the full Board a discretionary increase or decrease to the Chief Executive Officer's final annual incentive award as the Compensation Committee believes is warranted.
The table below shows the percentage of target annual incentive earned by each NEO for 2016 for each performance measure and in total as well as the actual award payment:

Named Executive Officer	Total Company Revenue	Total Company Adjusted EBITDA	Individual Performance	Total Annual Incentive Award	Total Annual Incentive Award Payment
Theodore H. Torbeck	86.2%	103.7%	200%	120%	$926,900
Andrew R. Kaiser (a)	86.2%	103.7%	120%	103%	$145,842
Leigh R. Fox (b)	86.2%	103.7%	200%	120%	$505,848
Thomas E. Simpson (b)	86.2%	103.7%	200%	120%	$385,148
Christopher J. Wilson	86.2%	103.7%	150%	110%	$387,546
Joshua T. Duckworth	86.2%	103.7%	175%	115%	$141,646

(a)
Mr. Kaiser's award reflects the total amount he earned in 2016, which includes prorated targets and the resulting payments under the Management annual incentive plan from January 1, through August 31, 2016 and the NEO annual incentive plan from September 1 through December 31, 2016.

(b)	Awards for Messrs. Fox and Simpson reflect the payout based on their prorated annual incentive targets in 2016.
Long-Term Incentives
The long-term incentives granted to NEOs in 2016 consist of performance stock units and restricted stock units. Long-term incentives are intended to encourage the Company's executives to focus on and achieve the long-term (three-year) business goals of the Company and to aid their development and retention through share ownership and recognition of future performance. An executive's realization of his or her long-term incentive means that the Company has also performed in accordance with its plan over a long-term period. The total annual long-term incentive opportunity for each NEO is established by the Compensation Committee or in the case of the CEO, by the Compensation Committee and the entire Board, in terms of dollars. In administering the long-term incentive program, the Compensation Committee considers competitive market data (as discussed on pages 27 - 28) and the recommendations of the Chief Executive Officer regarding each executive's performance and specific individual accomplishments. For each type of award, the number of performance shares/units and/or restricted stock units to grant is determined by dividing the approved award amount by the closing price of a share of common stock on the day the Board approves the financial results. The Compensation Committee's policy is not to grant more than 400,000 shares per year in connection with long-term incentive awards under the 2007 Long Term Incentive Plan. To the extent that the settlement of the long-term incentive awards in any year exceeds 400,000 shares, the excess portion of the incentives are settled in cash.
Stock Options/SARs
No stock options or SARs were granted to any NEO in 2016.

Performance-Based and Time-Based Restricted Stock and Unit Awards
Performance-based and time-based awards for 2016 were granted in the form of performance stock units and restricted stock units.
Restricted stock units will be paid in common shares at the end of a three-year vesting period.
Like the 2014 and 2015 awards, the performance stock units granted in 2016 are structured to be paid in common shares, cash equal to the fair market value of common shares, or a combination thereof, at the end of a three-year performance period and are based on the achievement of specific Company quantitative goals over such three-year performance period. Such awards were granted during the first quarter of each calendar year following finalization and approval by the entire Board of the financial goal(s) for the next three-year performance period. For the 2014 and 2015 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for the three-year performance period as approved by the entire Board. For the 2016 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals on a cumulative basis for each of the performance periods (2016, 2016-2017 and 2016-2018) as approved by the entire Board, with a single payout at the end of the three-year performance period.
For the 2014 three-year performance cycle ending December 31, 2016 and the 2015 three-year performance cycle ending December 31, 2017, Adjusted EBITDA, strategic revenue and unlevered cash return on assets are equally weighted. For Adjusted EBITDA and strategic revenue, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For unlevered cash return on assets for the 2014-2016 and 2015-2017 performance cycles, achievement must be at least 16.0% in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2014-2016 and 2015-2017 performance cycles is subject to a +/- 15% adjustment based on the Company’s TSR over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.
The threshold, target and superior performance levels are the same for each of the NEOs. Adjusted EBITDA, strategic revenue and unlevered cash return on assets (profitability) target goals for the 2014-2016 three-year performance period are shown in the table below:

2014-2016 Performance Cycle
	Threshold Performance Level	Target	Superior Performance Level	Actual Results	Percentage of Target (a)
Adjusted EBITDA	95.0%	100.0%	120.0%	99.8%	98.1%
Strategic Revenue	95.0%	100.0%	120.0%	105.9%	114.8%
Profitability	85.0%	100.0%	110.0%	96.9%	94.6%

(a)	The maximum payout for the full 3-year performance cycle is 150%.

For each of the 2016 performance periods (2016, 2016-2017 and 2016-2018) within the 3-year performance cycle ending December 31, 2018, Adjusted EBITDA, strategic revenue and ROIC are equally weighted. For Adjusted EBITDA and strategic revenue, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For ROIC, achievement must be at least 77.0% in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2016-2018 performance period is subject to a +/- 15% adjustment based on the Company’s TSR over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.

Benefits
NEOs hired prior to January 1, 2009 participate in the Cincinnati Bell Management Pension Plan (the "Management Pension Plan") as all other eligible salaried and certain non-union hourly employees. The Management Pension Plan is a qualified defined benefit plan with a nonqualified provision that applies to the extent that eligible earnings or benefits exceed the applicable Internal Revenue Code limits for qualified plans. The Company makes all required contributions to this plan. However, as described on page 33, the Management Pension Plan is now frozen and no further credits, other than interest, are made to the plan. The executives, along with all other salaried employees, also participate in a 401(k) savings plan, which includes a Company matching contribution feature that vests 100% of such matching contributions in the employee's account as they are made to the plan.
The value of the Company's retirement program is not considered in any of the compensation decisions made with respect to other elements of NEO compensation, because the Company believes that the alignment of the interests of executives and shareholders is most effectively accomplished through its short- and long-term incentive compensation programs.
Compensation Determination Process
Role of the Compensation Committee and Management in Recommending Compensation
As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive's position and responsibility, individual performance and future leadership potential, as determined by the Chief Executive Officer in consultation with the Compensation Committee, or by the Compensation Committee and the entire Board in the case of the Chief Executive Officer, as well as with regard to the external marketplace.
The Chief Executive Officer presents compensation recommendations for the senior executives, including the other NEOs, to the Compensation Committee for its review and approval. The Compensation Committee evaluates the performance of the Chief Executive Officer, determines his compensation, and discusses its recommendation with the entire Board in executive session before the entire Board grants its approval.
Determination of the Target Compensation Levels
In determining pay levels, the Company established a philosophy to target each component - base salary, target annual incentive and target long-term incentive - at the market 50th percentile appropriate to the revenue size of the Company. In implementing this philosophy, the Compensation Committee considers and evaluates the following information:
•An annual study of market compensation practices conducted by Willis Towers Watson, the Company’s compensation consultant, at the Company’s request, whereby it obtains, compiles and supplies to the Company and the Compensation Committee competitive compensation information concerning the companies in each of the two peer groups described below.
◦Pay practices for executive officers of a peer group consisting of 142 companies across various industries with annual revenue between $1 billion and $3 billion (the "General Industry Peer Group"). The list of these companies is set forth in Schedule 1 attached to this proxy statement. These companies were chosen because they have annual revenue that is closely aligned with the Company's revenue size, and they provide the Company and the Compensation Committee with insight into general industry executive compensation practices. Since executive compensation correlates to a company's annual revenue (i.e., the higher a company's revenue, generally the higher the executive's market compensation), to neutralize this effect, the Company, in consultation with Willis Towers Watson, uses a statistical technique called "regression analysis1." The Compensation Committee approved the use of the General Industry Peer Group information as the primary source for market competitive assessments of NEO pay levels for the following reasons:

[1] Linear regression analysis is a statistical tool for determining the relationship between a dependent variable (in this case, target compensation levels) and an independent variable (in this case, revenue). The technique correlates median predicted pay for companies by taking into consideration their revenues (i.e., smaller revenue companies would have pay predicted based on their revenues rather than by a simple median of pay for all companies in the General Industry Peer Group). For each executive position whose compensation is assessed and set by the Compensation Committee (or the full Board, in the case of the Chief Executive Officer), Willis Towers Watson produces a predicted level for each pay component at the 50th percentile of companies based on Cincinnati Bell's revenues. The use of regression analysis allows the Compensation Committee to compare each executive's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies

▪The ever-changing landscape of the telecommunications industry and the difficulty in assessing year-over-year changes in executive compensation within these companies due to mergers, acquisitions, etc.;
▪The lack of a sufficient number of suitable telecommunications companies within the Willis Towers Watson database to secure adequate pay survey data, resulting in the need to use proxy data for some telecommunications companies; and
▪The absence of pay data in the proxies for certain NEO positions.
◦Pay practices for executive officers of a peer group consisting of 19 telecommunications companies (the "Telecommunications Peer Group"). Because of the reasons noted above, the Compensation Committee uses the information about the Telecommunications Peer Group as a secondary source for monitoring compensation trends to provide reasonable assurance that using the General Industry Peer Group data for comparative analysis does not cause an aberration of the Company's executive compensation at the 50th percentile.
◦The Compensation Committee annually reviews the list of companies in each peer group to make certain the list is appropriate, and, after review, the Compensation Committee approved the Telecommunications Peer Group. The Telecommunications Peer Group used in 2016 is shown in Schedule 2. For 2016, the Telecommunications Peer Group added Shenandoah Telecommunications Co. and Zayo Group Holdings, Inc. and dropped TW Telecom Inc. which was acquired by Level 3 Communications, Inc.
•To provide additional context for the Compensation Committee in making its decisions, the Compensation Committee reviews "tally sheets" prepared for each of the executives. Tally sheets provide the Compensation Committee with detailed information, as of a given date, about each executive's current compensation (including the value of any applicable benefit programs) and wealth accumulation, including the value of accrued and vested pay, such as shares of Company stock, vested stock options and other equity awards owned by the executive, the value of any retirement benefits provided by the Company and any pay and benefits triggered under a variety of employment termination scenarios.
•Input from the Compensation Committee's independent compensation consultant, Mr. Charles J. Mazza.
•Input from Company management (primarily the Chief Executive Officer and the Chief Financial Officer) and the Company's independent compensation consultant, Willis Towers Watson.
•Each NEO's individual performance and current/future potential with the Company.
The Compensation Committee considers, as one of the many factors, each component of executive officer compensation compared to the revenue size-adjusted market 50th percentile for two reasons:
•Benchmarking target compensation at the 50th percentile is consistent with the practice followed by a majority of companies and is considered "best practice," and
•Above-median compensation should be on a delivered actual basis, rather than a target basis, for overachievement of target performance goals consistent with the Company's pay-for-performance philosophy.
In determining the appropriate compensation levels in a particular year, the Company evaluates the following from both peer groups' data:
•Base salary;
•Total target cash compensation - the sum of base salary plus target annual incentive bonus opportunity; and
•Total target direct compensation - the sum of base salary plus target annual incentive bonus opportunity plus target long-term incentive opportunity.
The Compensation Committee compares each NEO's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies set forth in the peer groups. The Company does not review pay levels at individual companies or the specific structure of other companies' short- or long-term incentive plans. Instead, the Compensation Committee considers the predicted pay levels in both peer groups as an indication of market pay practice relating to each pay component and the relevant mixture among pay components. Thus, the Compensation Committee is able to validate that each NEO's compensation package is market competitive and that an appropriate portion of it is "at risk;" that is, subject to payment only if the Company attains certain quantitative results and the individual achieves certain qualitative results.

For 2016, the charts below reflect that each executive has a significant percentage of compensation "at risk" as it reflects the allocation of total target direct compensation among base salary, annual incentive bonus and long-term incentive compensation.
Based on market practices, combined with the Compensation Committee members' collective experience, the Compensation Committee believes that the foregoing allocation of pay among base salary and short- and long-term incentive compensation provides appropriate motivation to achieve objectives set for the current year while also providing a significant incentive that requires the executives to make decisions that are intended to sustain attainment of business objectives over the longer term.
Role of Compensation Consultants
Both the Compensation Committee and the Company have engaged a consultant to advise on compensation-related matters. Neither the Compensation Committee nor the Company has identified any conflicts of interest with respect to their respective compensation consultant that would impair the advice provided by such compensation consultant.
The Compensation Committee retains Mr. Charles J. Mazza, an independent compensation consultant, who performs no other services for the Company or its management, to assist in its deliberations regarding executive compensation. Pursuant to the Committee's instructions, Mr. Mazza analyzes and comments on various compensation proposals made by the Company and on various topics specified by the Committee and opines and reports on these matters in open sessions of Compensation Committee meetings. In executive sessions of the Compensation Committee meetings, Mr. Mazza addresses subjects of particular interest to the Compensation Committee, such as compensation of the Chief Executive Officer, and presents his analysis of such subjects including the pros and cons of certain compensation elements and his recommendations. Pursuant to the Compensation Committee Chair's request, Mr. Mazza contacts each member of the Compensation Committee annually as part of the Compensation Committee's self-evaluation and reports his conclusions to the Compensation Committee.
The Company retains Willis Towers Watson to assist with various compensation-related projects during the course of the year. Typically, the Company has a discussion with Willis Towers Watson about a project, outlining the project's objectives, and discusses Willis Towers Watson's approach to the project before requesting them to complete the project. The projects range from requests for general compensation data or information to requests for specific guidance and recommendations, such as designing specific incentive plans.
Other Compensation Policies
Stock Ownership Guidelines
The Compensation Committee recognizes that executive stock ownership is an important means of aligning the interests of the Company's executives with those of its shareholders. Stock ownership guidelines for the NEOs are as follows:

•	Chief Executive Officer - 5 times base salary (as adjusted each year)

•	Other NEOs - 2 times base salary (as adjusted each year)

The Compensation Committee established May 2019 as the target date for the NEOs to reach the new guidelines.  To the extent possible, future long-term incentive awards will be made in shares based on share availability to assist the executives in meeting the guidelines.  Aside from the Company's actual performance from one year to the next, the price of the Company's stock may vary due to the general condition of the economy and the stock market. Therefore, the Compensation Committee may measure an executive's progress more on the basis of the year-over-year increase in the number of shares owned rather than the overall market value of the shares owned in relation to the executive's ownership goal. For purposes of measuring ownership, only shares owned outright or beneficially by the executive (including shares owned by the executive's spouse or dependent children and shares owned through the Company's savings plan) are included. Shares represented by unvested stock options or any other form of equity for which a performance or vesting condition remains to be completed before the executive earns a right to and receives the shares (except for shares that have been electively deferred to a future date) are not counted in determining the executive's level of ownership.
As of March 6, 2017, Mr. Torbeck owned shares valued at approximately 121% of his ownership target; Mr. Kaiser has achieved approximately 15% of his ownership goal; Mr. Fox has achieved approximately 82% of his ownership goal; Mr. Simpson has achieved approximately 24% of his ownership goal; Mr. Wilson has achieved approximately 70% of his ownership goal; and Mr. Duckworth has achieved approximately 37% of his ownership goal.
Prohibition on Hedging and Pledging
The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.
Employment Agreements, Severance and Change in Control Payments and Benefits
The Company generally enters into employment agreements with the NEOs for several reasons. Employment agreements give the Company flexibility to make changes in key executive positions with or without a showing of cause, if terminating the executive is determined by the Company or the Board to be in the best interests of the Company. The agreements also minimize the potential for litigation by establishing separation terms in advance and requiring that any dispute be resolved through an arbitration process. The severance, CIC payments and benefits provided under the employment agreements as described in more detail beginning on page 36 are important to ensure the retention of the NEOs.
Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of a multiple of annual base salary as a lump sum payment, continued access to certain Company-provided benefits for a defined period post-employment, healthcare benefits and accelerated vesting of all equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 41. Under a dismissal without cause or constructive discharge following a CIC, the Company provides the severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of possible change in control situations without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a CIC, the Company believes it is appropriate to provide severance at these levels to ensure the financial security of these executives, particularly in view of the non-compete provisions which state that, for 12 months (24 months in the case of the Chief Executive Officer) following termination, the executive will not compete with the Company or solicit customers or employees of the Company. Because these potential payments are triggered under very specific circumstances, such payments are not considered in setting pay or other elements of executive compensation. The Compensation Committee has a policy that the Company will not enter into any new or materially amended employment agreements with NEOs providing for excise tax gross-up provisions with respect to payments contingent upon a CIC, and no NEO has an excise tax gross-up provision.

Adjustments and Recovery of Award Payments and Clawback Policy
The Company is subject to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002. Therefore, if the Company was required to restate its financial results due to any material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the Securities and Exchange Commission could act to recover from the Chief Executive Officer and Chief Financial Officer any bonus or other incentive-based or equity-based compensation received during the 12-month period following the date the applicable financial statements were issued and any profits from any sale of securities of the Company during that 12-month period.

In addition, the Board has adopted an interim executive compensation recoupment/clawback policy with the intention that the policy will be modified when final regulations required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") are adopted by the SEC. The policy allows the Company to recover incentive payments to, or realized by, certain executive officers in the event that the incentive compensation was based on the achievement of financial results that were subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under federal securities laws and such restatement results in a lower payment or award.
Compensation Limitation
Section 162(m) of the Code generally limits to $1,000,000 the available deduction to the Company for compensation paid to any of the Company's NEOs, excluding the Chief Financial Officer, except for performance-based compensation that meets certain requirements. Although the Compensation Committee considers the anticipated tax treatment to the Company of its compensation payments, the Compensation Committee has determined that it will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code.

Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on our review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Cincinnati Bell Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
COMPENSATION COMMITTEE
Craig F. Maier, Chairman
Phillip R. Cox
John W. Eck
Lynn A. Wentworth
Martin J. Yudkovitz

Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of any person who served as the principal executive officer (Theodore H. Torbeck) or principal financial officer (Leigh R. Fox and Andrew R. Kaiser) during the year ended December 31, 2016, and the three most highly compensated persons who served as executive officers (Thomas E. Simpson, Christopher J. Wilson and Joshua T. Duckworth) at the end of the year ended December 31, 2016 (collectively, the “NEOs”).
Summary Compensation Table — Fiscal 2016

Name, Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Theodore H. Torbeck	2016	775,913	—	1,995,000	—	926,900	—	10,302	3,708,115
Chief Executive Officer	2015	775,000	—	1,750,000	—	951,080	—	9,805	3,485,885
	2014	750,000	—	1,650,000	—	928,800	—	10,200	3,339,000
Andrew R. Kaiser (e)	2016	249,510	—	—	—	145,842	—	6,115	401,467
Chief Financial Officer
Leigh R. Fox (f)	2016	422,950	—	500,000	—	505,848	(5,949)	10,600	1,433,449
Chief Operating Officer	2015	385,000	—	375,000	—	472,472	(8,413)	10,400	1,234,459
	2014	350,000	—	350,000	—	497,031	29,072	10,200	1,236,303
Thomas E. Simpson (g)	2016	397,384	—	250,000	—	589,156	(5,063)	10,600	1,242,077
Chief Technology Officer	2015	370,000	—	200,000	—	248,835	(7,038)	468	812,265
	2014	241,778	—	—	—	145,051	26,870	7,139	420,838
Christopher J. Wilson	2016	354,804	—	390,000	—	822,746	(14,151)	10,600	1,563,999
Vice President and General Counsel	2015	353,600	—	320,000	—	398,578	(22,106)	10,400	1,060,472
	2014	353,600	—	—	—	252,456	95,689	10,200	711,945
Joshua T. Duckworth	2016	206,402	—	125,000	—	141,646	—	10,555	483,603
Vice President, Investor Relations and Controller	2015	206,000	—	100,000	—	121,252	—	8,165	435,417
	2014	200,000	—	75,000	—	109,840	—	9,636	394,476

(a)
The 2016 amounts reflect the grant-date fair value of the restricted stock units (25% of award) and the performance stock units (75% of award) issued in 2016 to Messrs. Torbeck, Fox, Simpson, Wilson and Duckworth for the 2016-2018 performance cycle. The 2015 amounts reflect the grant-date fair value of the performance stock units issued in 2015 to Messrs. Torbeck, Fox, Simpson, Wilson and Duckworth for the 2015-2017 performance cycle. The 2014 amounts reflect the grant-date fair value of the performance stock units issued in 2014 to Messrs. Torbeck, Fox and Duckworth for the 2014-2016 performance cycle. All amounts assume payout at target. For further discussion of these awards, see Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The table below shows the amounts if the maximum payout is earned based on the stock price at date of grant.

	Stock Awards ($)
Name	2016	2015	2014
Theodore H. Torbeck	2,743,125	2,625,000	2,475,000
Andrew R. Kaiser	—	—	—
Leigh R. Fox	687,500	562,500	525,000
Thomas E. Simpson	343,750	300,000	—
Christopher J. Wilson	536,250	480,000	—
Joshua T. Duckworth	171,875	150,000	112,500

(b)
Non-equity incentive plan compensation represents amounts earned for annual performance-based cash incentives and long-term incentive performance plan cash-settled awards. The table below shows the amounts earned for each of these awards:

Name	Year	Annual Performance-Based Cash Incentive ($)	Long-Term Cash-Settled Performance Units ($) (1)	Total ($)
Theodore H. Torbeck	2016	926,900	—	926,900
	2015	951,080	—	951,080
	2014	928,800	—	928,800
Andrew R. Kaiser	2016	145,842	—	145,842
Leigh R. Fox	2016	505,848	—	505,848
	2015	472,472	—	472,472
	2014	419,440	77,591	497,031
Thomas E. Simpson	2016	385,148	204,008	589,156
	2015	248,835	—	248,835
	2014	145,051	—	145,051
Christopher J. Wilson	2016	387,546	435,218	822,764
	2015	398,578	—	398,578
	2014	252,456	—	252,456
Joshua T. Duckworth	2016	141,646	—	141,646
	2015	121,252	—	121,252
	2014	109,840	—	109,840

(1)
The amounts shown above for long-term cash-settled performance units earned by Mr. Fox represent the amounts earned in 2014 and paid in 2015 for the 2012-2014 performance cycle related to cash-payment performance awards granted in January 2012. The amounts shown above for long-term cash-settled performance units earned by Messrs. Simpson and Wilson represent the amounts earned in 2016 and paid in 2017 for the 2014-2016 performance cycle related to cash-payment performance awards granted in January 2014.

(c)
The amounts shown in this column for Messrs. Fox, Simpson and Wilson represent the one-year change in the value of their qualified defined benefit plan and nonqualified excess plan for 2016, 2015 and 2014, respectively, projected forward to age 65 for each executive with interest credited at 4.0%, and then discounted back to the respective year at the discount rate (4.0% for 2016, 3.8% for 2015 and 3.4% for 2014) required under Accounting Standards Codification Topic ("ASC") 960. The present value of the accrued pension benefits decreased in 2016 primarily due to an increase in the applicable discount rate. The Company froze participation in its qualified pension plan for management employees in 2009; therefore, Messrs. Torbeck, Kaiser and Duckworth are not entitled to any benefits under this plan. None of the executives receive any preferential treatment or above-market interest under the Company's retirement plans.

(d)
For each NEO, the amount represents the Company's 401(k) match. Under the terms of the Cincinnati Bell Inc. Retirement Savings Plan, the Company's matching contribution is equal to 100% on the first 3% and 50% on the next 2% of contributions made to the plan by the participant. Eligible compensation generally includes base wages plus any annual incentive paid to eligible participants. For 2016, the maximum Company matching contribution is $10,600.

(e)	Mr. Kaiser was appointed Chief Financial Officer on September 1, 2016.

(f)	Mr. Fox was appointed President and Chief Operating Offer on September 1, 2016.

(g)	Mr. Simpson was appointed Chief Technology Officer of Cincinnati Bell Telephone Company, LLC on July 31, 2014. Mr. Simpson was named Chief Technology Officer of the Company on January 27, 2015.

Grants of Plan-Based Awards
The following table sets forth information concerning equity grants to the NEOs during the year ended December 31, 2016 as well as estimated future payouts under cash incentive plans:
Grants of Plan-Based Awards in 2016 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Company Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock Based Awards ($) (d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore H. Torbeck
Performance stock units	1/28/2016	—	—	—	48,422	96,845	145,267	—	—	—	$15.45	1,496,250
Restricted stock units	1/28/2016	—	—	—	—	—	—	32,281	—	—	$15.45	498,750
Annual cash incentive		387,500	775,000	1,162,500	—	—	—	—	—	—	—	—
Andrew R. Kaiser
Annual cash incentive		70,529	141,058	211,587	—	—	—	—	—	—	—	—
Leigh R. Fox
Performance stock units	1/28/2016	—	—	—	12,136	24,272	36,408	—	—	—	$15.45	375,000
Restricted stock units	1/28/2016	—	—	—	—	—	—	8,090	—	—	$15.45	125,000
Annual cash incentive		211,475	422,950	634,425	—	—	—	—	—	—	—	—
Thomas E. Simpson
Performance stock units	1/28/2016	—	—	—	6,068	12,136	18,204	—	—	—	$15.45	187,500
Restricted stock units	1/28/2016	—	—	—	—	—	—	4,045	—	—	$15.45	62,500
Annual cash incentive		161,015	322,030	483,045	—	—	—	—	—	—	—	—
Christopher J. Wilson
Performance stock units	1/28/2016	—	—	—	9,466	18,932	28,398	—	—	—	$15.45	292,500
Restricted stock units	1/28/2016	—	—	—	—	—	—	6,310	—	—	$15.45	97,500
Annual cash incentive		176,800	353,600	530,400	—	—	—	—	—	—	—	—
Joshua T. Duckworth
Performance stock units	1/28/2016	—	—	—	3,034	6,068	9,102	—	—	—	$15.45	93,750
Restricted stock units	1/28/2016	—	—	—	—	—	—	2,022	—	—	$15.45	31,250
Annual cash incentive		61,800	123,600	184,500	—	—	—	—	—	—	—	—

(a)	The annual cash incentive amounts for Messrs. Kaiser, Fox and Simpson reflect their prorated targets for 2016.

(b)
Amounts reflect shares issuable under performance stock units awarded in 2016. Performance will be measured based on achievement of the defined targets over the three-year period 2016-2018. See pages 25 - 26 for further details. For further discussion of assumptions and valuation, refer to Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(c)	Restricted stock units were awarded in 2016 as part of the long-term incentive award. The restricted stock units vest on the 3rd anniversary of the grant date.

(d)
This amount is equal to the dollar amount of the restricted stock units awarded in 2016 and the dollar value target number of performance stock units awarded in 2016 based on the Company's closing stock price on the date of grant of $15.45.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
During 2016, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO's base salary, bonus opportunities, entitlement to participate in the Company's benefit and pension plans and to receive equity awards and post-termination benefits and obligations.
Based on the agreements in place at December 31, 2016:
Mr. Torbeck's employment agreement provides for the employment and retention of Mr. Torbeck for a one-year term subject to automatic one-year extensions. Mr. Torbeck's agreement provides for both a minimum base salary of $750,000 and a minimum bonus target of $750,000 per year.
Mr. Kaiser’s employment agreement provides for the employment and retention of Mr. Kaiser for a one-year term subject to automatic one-year extensions. Mr. Kaiser’s employment agreement provides for both a minimum base salary of $300,000 and a minimum bonus target of $195,000 per year.
Mr. Fox's employment agreement provides for the employment and retention of Mr. Fox for a one-year term subject to automatic one-year extensions. Mr. Fox's employment agreement provides for both a minimum base salary of $500,000 and a minimum bonus target of $500,000 per year.
Mr. Simpson’s employment agreement provides for the employment and retention of Mr. Simpson for a one-year term subject to automatic one-year extensions. Mr. Simpson’s employment agreement provides for a minimum base salary of $450,000 and a minimum bonus target of $450,000 per year.
Mr. Wilson's employment agreement provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. Mr. Wilson's employment agreement provides for a minimum base salary of $353,600 per year and a minimum bonus target of $353,600 per year.
Mr. Duckworth's employment agreement provides for the employment and retention of Mr. Duckworth for a one-year term subject to automatic one-year extensions. Mr. Duckworth’s employment agreement provides for a minimum base salary of $206,000 and a minimum bonus target of $103,000 per year.
Each of the NEOs, except for Messrs. Torbeck, Kaiser and Duckworth, has accrued benefits in the Management Pension Plan, which contains both a qualified defined benefit plan and a nonqualified excess benefit provision (the provision for this excess benefit is contained in the qualified defined benefit pension plan document), which applies the same benefit formula to that portion of the base wages and annual bonus payment that exceeds the maximum compensation that can be used in determining benefits under a qualified defined benefit pension plan.
As described below, accruals under the Management Pension Plan are frozen. Except as noted below, prior to the freeze, all eligible salaried employees of the Company participated in the Management Pension Plan on the same basis with benefits being earned after a three-year cliff-vesting period. Covered compensation for purposes of calculating benefits include base wages including any applicable overtime wages paid plus annual bonus payments. Upon separation from employment, vested benefits are payable either as a lump-sum, a single life annuity or, for married participants, a 50% joint and survivor, which provides a reduced benefit for the employee in order to provide a benefit equal to 50% of that amount if the employee dies before his/her spouse. A 2009 amendment to the Management Pension Plan generally provided that only "grandfathered participants" and no other participants would accrue additional plan benefits based on their compensation and service after March 8, 2009. For purposes of the plan, a "grandfathered participant" is a Plan participant who has continuously been an employee of the Company or any of its subsidiaries since before 2009 and either: (i) was at least age 50 by January 1, 2009; or (ii) had been eligible for and accepted or declined a 2007 early retirement offer of the Company. Also, the plan was further amended to reduce the benefits accrued by grandfathered participants based on their compensation and service after December 31, 2011 by approximately one-half from the prior accrual rate. In addition, the Management Pension Plan was amended to stop accruals for grandfathered participants based on compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013. The Management Pension Plan benefits for the NEO's are shown on pages 39 - 40.
After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

Each of the employment agreements also provide for severance payments upon termination of employment as a result of death or disability, termination by the Company without cause or termination upon a CIC. The payments to the NEOs upon termination or a CIC as of December 31, 2016 are described beginning on page 41.
Long-Term Incentives
In 2016, the NEOs long-term incentive grants for the 2016-2018 performance period were awarded as a combination of restricted stock units (25%) and performance units (75%). The Compensation Committee decision to use performance units (i) provides an opportunity for the NEO to be rewarded based on the Company achieving its more objective quantitative operating results that are consistent with its long-term business strategy and (ii) to more closely align such actions with shareholders' interests. The Compensation Committee added time-based restricted stock units as an incentive to encourage the retention of the NEOs. The long-term incentives granted to the NEOs are described in the Compensation Discussion and Analysis that begins on page 19.
Salary and Cash Incentive Awards in Proportion to Total Compensation
In 2016, the percentage of total compensation for each NEO represented by the sum of their salary plus bonus and non-equity incentive plan compensation as shown in the summary compensation table on page 33 was as follows: Mr. Torbeck - 46%, Mr. Kaiser - 98%, Mr. Fox - 65%, Mr. Simpson - 79%, Mr. Wilson - 75% and Mr. Duckworth - 72%.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning options and other equity awards held by the NEOs at December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stocks That Have Not Vested (#) (b)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Theodore H. Torbeck	23,877	—	—	23.75	1/31/2023
						32,281	721,480	—	—
						—	—	454,212	10,151,638
Andrew R. Kaiser	666	335	—	17.05	10/23/2024
						—	—	9,708	216,974
Leigh R. Fox	300	—	—	14.55	1/29/2020
						8,090	180,812	—	—
						—	—	102,308	2,286,573
Thomas E. Simpson	—	—	—	—	—
						4,045	90,406	—	—
						—	—	37,619	840,773
Christopher J. Wilson	19,102	—	—	23.75	1/31/2023
						6,310	141,029	—	—
						—	—	59,465	1,329,032
Joshua T. Duckworth	360	—	—	12.40	8/23/2020
						2,022	45,192	—	—
						—	—	25,130	561,644

(a)	All options granted are for a maximum period of ten years from the date of grant and vest over a three-year period.

(b)
Amounts in the column include the restricted stock units granted on January 28, 2016 as part of the 2016-2018 long-term incentive award and vest three years from the date of grant. The value is based on the closing price of the Company's common shares as of December 30, 2016 ($22.35).

(c)
Amounts in the column include the performance stock units granted for the 2014-2016 performance cycle, for the 2015-2017 performance cycle, and for the 2016-2018 performance cycle. All performance stock units are shown at the maximum level of payout.

(d)
Assuming the maximum number of stock units is earned, amounts represent the equity incentive plan awards not yet vested. The value is based on the closing price of the Company's common shares as of December 30, 2016 ($22.35).

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and the vesting of stock held by the NEOs during the year ended December 31, 2016:
Option Exercises and Stock Vested in 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Theodore H. Torbeck	—	—	16,214	268,280
Andrew R. Kaiser	—	—	—	—
Leigh R. Fox	—	—	7,094	109,602
Thomas E. Simpson	—	—	2,427	37,497
Christopher J. Wilson	—	—	4,354	67,269
Joshua T. Duckworth	—	—	1,517	23,438

(a)	No NEOs exercised stock options or share-settled stock appreciation rights in 2016.

(b)
The amount shown for Mr. Torbeck represents vesting of one-third of the restricted shares granted on January 2, 2013 and shares issued on January 28, 2016 upon vesting of long-term performance plan awards. The amounts shown for Messrs. Fox, Simpson, Wilson and Duckworth represent shares issued on January 28, 2016 upon vesting of long-term performance plan awards under the 2013-2015 performance period.

(c)
The amounts represent the value realized upon vesting based on the closing price of a share of our common stock on the respective vesting dates. For Mr. Torbeck, the vesting date of his restricted share award was 10,772 shares on January 4, 2016 ($17.10). For Messrs. Torbeck, Fox, Simpson, Wilson and Duckworth, the vesting date of their long-term performance plan awards under the 2013-2015 performance period was January 28, 2016 ($15.45).

Pension Benefits
In February 2009, the Company made significant changes to the Management Pension Plan. The Company froze pension benefits for plan participants who were not grandfathered participants (as previously described on page 36). Thereafter, the Company amended the Management Pension Plan to stop accruals based upon compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013 for all participants, including grandfathered participants. Messrs. Fox, Simpson, and Wilson are not grandfathered participants and no longer accrue additional benefits under such plan based on current compensation or service. In addition, any employee hired on or after January 1, 2009 was not eligible to participate in the Management Pension Plan. As a result, Messrs. Torbeck, Kaiser and Duckworth are not eligible to participate in the Management Pension Plan.

The following table sets forth information regarding pension benefits:

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)(c)	Payments During Last Fiscal Year ($)
Leigh R. Fox	Qualified Defined Benefit Plan (d)	9	91,648	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		91,648
Thomas E. Simpson	Qualified Defined Benefit Plan (d)	8	80,530	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		80,530
Christopher J. Wilson	Qualified Defined Benefit Plan (d)	10	283,096	—
	Non-Qualified Excess Plan (e)	10	120,160	—
	Total		403,256

(a)
This column reflects years of credited service under the plans rather than actual years of service with the Company, which are higher for each of the NEOs noted. Participants were no longer credited years of service upon the freezing of pension benefits.

(b)
Amounts in this column represent the accumulated benefit obligations computed using the same assumptions as used for financial reporting purposes, described in more detail in Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(c)
If any of the above-identified executive officers had retired on December 31, 2016, they would have been entitled to a benefit based on the balance then credited to them, without any reduction, under the Management Pension Plan (both the tax-qualified defined benefit plan portion and the non-qualified excess plan portion) as of that date. They may elect a lump-sum or equivalent annuity form of payment subject to any payment restrictions in place due to the funding status.

(d)	Management Pension Plan.

(e)	Nonqualified ERISA Excess Provisions of the Management Pension Plan.
A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate for 2016 was 4.0% per annum.

Nonqualified Deferred Compensation
The following table sets forth information concerning compensation deferred by the NEOs:
Nonqualified Deferred Compensation for 2016 Fiscal Year

Name	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings ($) (a)	Aggregate Withdrawals/ Distributions ($) (b)	Aggregate Balance at December 31, 2016 ($)
Theodore H. Torbeck	—	—	—	—	—
Andrew R. Kaiser	—	—	—	—	—
Leigh R. Fox	—	—	—	—	—
Thomas E. Simpson	—	—	—	—	—
Christopher J. Wilson	—	—	3,060	464,940	—
Joshua T. Duckworth	—	—	—	—	—

(a)
For Mr. Wilson, the amount shown includes the difference between the closing price of the Company's stock ($18.00) on December 31, 2015 and the closing price of the Company's stock on November 7, 2016 ($17.90) with respect to deferrals made prior to 2016.

(b)
For Mr. Wilson, the amount shown includes the value of his account balance that was distributed on November 7, 2016 in conjunction with the termination of the Cincinnati Bell Inc. Executive Deferred Compensation Plan as approved by the Board on October 20, 2015.

Potential Payments upon Termination of Employment or a Change in Control
The following table shows potential payments to our NEOs directly and indirectly on their behalf under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a CIC or termination of employment, assuming a December 31, 2016 termination or CIC date and, where applicable, using the closing price of our common shares on December 30, 2016 of $22.35.

Potential Payments upon Termination of Employment or a Change in Control: 2016

Name	Executive Payment on Termination	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
Theodore H. Torbeck	Base Salary	1,550,000	2,317,250	—	—
	Annual Incentive Target Opportunity	—	2,317,250	926,900	926,900
	Long-Term Incentives — Performance-Based Units (a)	4,603,295	6,767,759	6,767,759	6,767,759
	Long-Term Incentives — Restricted Stock Units	—	721,480	222,500	222,500
	Basic Benefits (b)	23,369	23,369	—	23,369
	Total	6,176,664	12,147,108	7,917,159	7,940,528
Andrew R. Kaiser	Base Salary	600,000	750,000	—	—
	Annual Incentive Target Opportunity	—	487,500	145,842	145,842
	Long-Term Incentives — Performance-Based Units (a)	144,649	144,649	144,649	144,649
	Long Term Incentives - Options	1,776	1,776	1,776	1,776
	Basic Benefits	30,111	30,111	—	30,111
	Total	776,536	1,414,036	292,267	322,378
Leigh R. Fox	Base Salary	1,000,000	1,250,000	—	—
	Annual Incentive Target Opportunity	—	1,250,000	505,848	505,848
	Long-Term Incentives — Performance-Based Units (a)	981,925	1,524,382	1,524,382	1,524,382
	Long-Term Incentives — Restricted Stock Units	—	180,812	55,761	55,761
	Basic Benefits (b)	31,475	31,475	—	31,475
	Total	2,013,400	4,236,669	2,085,991	2,117,466
Thomas E. Simpson	Base Salary	900,000	1,125,000	—	—
	Annual Incentive Target Opportunity	—	1,125,000	385,148	385,148
	Long-Term Incentives — Performance-Based Units (a)	477,642	748,859	748,859	748,859
	Long-Term Incentives — Restricted Stock Units	—	90,406	27,881	27,881
	Basic Benefits (b)	29,704	29,704	—	29,704
	Total	1,407,346	3,118,969	1,161,888	1,191,592
Christopher J. Wilson	Base Salary	707,200	884,000	—	—
	Annual Incentive Target Opportunity	—	884,000	387,546	387,546
	Long-Term Incentives — Performance-Based Units (a)	864,677	1,287,807	1,287,807	1,287,807
	Long-Term Incentives — Restricted Stock Units	—	141,029	43,492	43,492
	Basic Benefits (b)	31,010	31,010	—	31,010
	Total	1,602,887	3,227,846	1,718,845	1,749,855
Joshua T. Duckworth	Base Salary	412,000	515,000	—	—
	Annual Incentive Target Opportunity	—	309,000	141,646	141,646
	Long-Term Incentives — Performance-Based Units (a)	238,810	374,430	374,430	374,430
	Long-Term Incentives — Restricted Stock Units	—	45,192	13,937	13,937
	Basic Benefits (b)	30,113	30,113	—	30,113
	Total	680,923	1,273,735	530,013	560,126

(a)
Performance-based units include shares and cash awards that are based on the attainment of target performance metrics in the 2017 performance year. These awards have been included in the table at target; however, the actual payouts based on attainment of the metrics could range from zero to 150% of the target amount.

(b)
Basic benefits consist of medical, dental, vision and group term life insurance similar to such benefits provided by the Company to other employees. In June 2014, the Company changed the benefits under the long-term disability plan to include continuation of benefits for up to 24 months after the date of disability.

If any of the executives elects to voluntarily terminate employment with the Company, or if they are terminated by the Company for cause, they are entitled to no payments from the Company other than those benefits which they have a non-forfeitable vested right to receive (the “vested amounts”), which include any shares of stock they own outright, vested options which may be exercisable for a period of 90 days following termination and vested amounts under the Company's long-term incentive, pension and savings plans.
In addition to any applicable “vested amounts,” an executive will be entitled to receive certain additional benefits if one of the four termination scenarios detailed in the above table and discussed below occurs. Regardless of the termination scenario, Messrs. Torbeck, Kaiser, Fox, Simpson, Wilson and Duckworth will continue to be bound by the non-disclosure, non-compete and non-solicitation provisions of their employment agreements.
If an executive is terminated by the Company without cause (an involuntary not for cause termination), the executive will be entitled to the following:
A payment equal to 2.0 times the executive's base salary;
Continued medical, dental, vision and life insurance benefits during the two-year period following the executive's termination of employment on the same basis as any active salaried employee provided any required monthly contributions are made;
Continued treatment as an active employee during the two-year period following termination with respect to any outstanding long-term incentive cycles the executive may be participating in and any unvested stock options will continue to vest under the normal vesting schedule as though the executive was still an active employee; and
The ability to exercise any vested options for an additional 90 days after the end of the two-year period.
If an executive is terminated within the one-year period following a CIC, the executive will be entitled to the following:
A payment equal to 2.5 times the sum of his base salary and annual bonus target in the case of Messrs. Kaiser, Fox, Simpson, Wilson and Duckworth and 2.99 times in the case of Mr. Torbeck;
Continued medical, dental, vision and life insurance coverage during the two-year period following the executive's termination of employment on the same basis as other active employees provided any required monthly contributions are made;
Full vesting of any options, restricted shares and/or other equity awards and the ability to exercise such options for the two-year period following termination; and
Full vesting and payout at target amounts of any awards granted under long-term incentive plans (in the event an executive is terminated within the two-year period following a CIC).
If an executive is “terminated” because of his or her death, the executive's beneficiary will be entitled to the following:
A payment equal to the prorated bonus and payable to the deceased executive for the current year;
Full vesting of all options held by the deceased executive and the ability to exercise such options for the one-year period following the date of the executive's death;
Full vesting and payout at target amounts of any outstanding performance-based awards granted to the deceased executive under long-term incentive plans; and
Prorated vesting and payout from the date of grant through the date of death of any outstanding time-based awards granted to the deceased executive under long-term incentive plans.
If an executive is terminated by reason of disability, the executive will be entitled to the following:
A payment equal to the prorated bonus and payable to the disabled executive for the current year;
Full vesting of all options held by the disabled executive and the ability to exercise such options for the one-year period following the date of the executive's disabling condition;
Continued participation by the disabled executive in any outstanding performance-based awards granted under long-term incentive plans;
Prorated vesting and payout from the date of grant through the date of disability of any time-based awards granted to the disabled executive under long-term incentive plans; and
Continued consideration of the disabled executive as an employee for all other benefits so long as the disabling condition that resulted in the disability-based termination is present for up to 24 months after the date of disability.

Under all of the termination scenarios in the preceding table, as of December 31, 2016, Messrs. Kaiser, Fox, Simpson, Wilson and Duckworth had certain "vested amounts" to which they were entitled as follows: Mr. Kaiser - $3,530, Mr. Fox - $69,128, Mr. Simpson - $58,686, Mr. Wilson - $329,087 and Mr. Duckworth - $3,582.

Item 2 - Recommendation of the Frequency of Advisory Vote Regarding Company's Executive Officers' Compensation
As required by Section 14A of the Securities Exchange Act of 1934, as amended, the Company is offering shareholders the opportunity to cast an advisory vote to recommend the frequency of the named executive officers' compensation advisory vote (described in Item 3). Rule 14a-21 of the Exchange Act provides that shareholders may elect to hold the advisory vote on named executive officers' compensation every 1 year, 2 years, or 3 years. Based on the vote of the shareholders at the 2011 annual meeting, shareholders currently cast this advisory vote every year. The Board places a high value on regular feedback from our shareholders on important issues such as named executive officers' compensation. Therefore, the Board recommends that shareholders vote to recommend an advisory vote on named executive officers' compensation "1 year."
Accordingly, the following resolution is submitted for shareholder vote:
“RESOLVED, that the option set forth below that receives the highest number of votes cast by shareholders of the Company shall be the preferred and recommended frequency with which the Company should to hold an advisory vote on the approval of the compensation of its named executive officers:

•	1 YEAR or

•	2 YEARS or

•	3 YEARS.”
However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company. Our Board and Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to shareholders a vote for the advisory approval of the named executive officers' compensation included in the Company’s proxy statement. Our Board and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote for a particular frequency, we will consider our shareholders’ recommendation when making a determination concerning the frequency of an advisory vote on the named executive officers' compensation.
Vote Required
The option of 1 YEAR, 2 YEARS or 3 YEARS that receives the highest number of votes cast by shareholders will be recommendation of the shareholders regarding the frequency for the advisory vote on named executive officers' compensation. Abstentions and broker non-votes will not count as votes cast “FOR” or ‘AGAINST” any frequency choice and will have no direct effect on the outcome of this proposal. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “1 YEAR.”
Our Recommendation
The Board recommends that shareholders vote for the option of “1 YEAR” as the frequency with which shareholders are provided an advisory vote on the named executive officers' compensation included in the Company’s proxy statement.

Item 3 - Advisory Approval of the Company's Executive Officers' Compensation
As required by the Dodd-Frank Act and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is submitting to its shareholders a vote for the advisory approval of the Company’s executive officers' compensation (“say-on-pay vote”). The Board of Directors determined that it would submit a say-on-pay vote to our shareholders annually. This year’s say-on-pay vote addresses our executive officers' compensation as disclosed in the Compensation Discussion and Analysis section (“CD&A”) beginning on page 19 and the Executive Compensation section beginning on page 33.
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to the Company’s revenues, earnings and other performance factors that measure our progress against the goals of our strategic plan as well as performance compared to our peer companies. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our strategic goals. For the above reasons, we ask our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive officers' compensation.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the recordholder of your shares, you must give voting instructions to your broker with respect to this Item 3 if you want your broker to vote your shares on this matter. Proxies submitted without direction pursuant to this solicitation will be voted for the approval of the compensation of our named executive officers, as disclosed in this proxy statement. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered shares entitled to vote on this proposal and will have no impact on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers as disclosed in the CD&A and Executive Compensation sections of this proxy statement.

Item 4 - Approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan
The Board of Directors recommends that the shareholders approve the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan (the "2017 LTIP"), a long-term incentive compensation plan for employees of the Company and its subsidiaries (with the Company and its subsidiaries collectively referred to as the “Employer”). The proposed 2017 LTIP is intended to replace the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, which expires in May 2017. After the expiration of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, no awards will be granted under that plan, although outstanding awards under that plan will remain outstanding. THE FULL TEXT OF THE PROPOSED 2017 LTIP IS SET FORTH IN APPENDIX I OF THIS PROXY STATEMENT, AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.
The purposes of the 2017 LTIP are to (i) further the long-term growth of the Company by offering competitive incentive compensation related to long-term performance goals to those employees of the Employer and its subsidiaries who will be responsible for planning and directing such growth, (ii) reinforce a commonality of interest between Company shareholders and the Employer’s employees who participate in the plan, and (iii) aid the Employer in attracting and retaining employees of outstanding abilities and specialized skills. If approved by the Company’s shareholders, the plan will be effective as of May 4, 2017. No awards will be made under the 2017 LTIP unless it is approved by the shareholders. If the 2017 LTIP is not approved by the shareholders, the Company will lose the ability to issue any equity-based long-term incentive awards which would eliminate a key element of the Company's compensation program that is important in attracting and retaining high-quality employees and aligning the interests of the Company's executives and shareholders.
The principal provisions of the 2017 LTIP are as follows.
1. Administration. The 2017 LTIP will be administered by a committee (for purposes of this discussion as to the plan, the “Committee”). Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee. Unless changed by the Board, the Committee will be the Compensation Committee. Subject to the limits and terms of the plan, the Committee has the authority to (i) determine the employees to whom awards will be made under the plan, (ii) determine the type, size and terms and conditions of the awards, (iii) determine the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued award and (v) deal with any other matters arising under the plan.
The Committee may delegate to the Company’s Chief Executive Officer its right to make awards under the 2017 LTIP to employees who (i) are not otherwise subject to the stock reporting requirements of Section 16 of the Securities Exchange Act of 1934 and (ii) are not expected to become employees whose compensation is deductible by the Employer only up to certain limits under Section 162(m) of the Internal Revenue Code.
Thus, the Chief Executive Officer generally can grant awards under the 2017 LTIP to employees of the Employer who are not officers of the Company, if delegated this right by the Compensation Committee. If the Chief Executive Officer is delegated such right, then any reference to the Committee in the following parts of this discussion of the plan should be deemed to be a reference to the Chief Executive Officer to the extent that the discussion may apply to any awards that he or she grants under the plan.
2. Employees Eligible to Receive Awards. Any person who is employed and classified as an employee by the Employer is eligible to be granted an award under the 2017 LTIP. Because the 2017 LTIP provides broad discretion in selecting the types of awards and the employees to whom awards will be granted, the number of employees who will participate in the plan and the benefits to be awarded to them cannot be determined at this time. As of December 31, 2016, there were approximately 3,400 employees of the Employer.
3. Types of Awards. Under the terms of the 2017 LTIP, the Committee may grant awards at any time. The grants may consist of one or a combination of the following forms of awards: (i) stock options, including incentive stock options (“ISOs”) and options that are not ISOs; (ii) stock units, including restricted stock units and performance stock units; (iii) stock awards, including time-based and performance-based restricted stock; (iv) stock appreciation rights (“SARs”); (v) other stock-based awards; and (vi) nonstock-based awards. No award may be granted under the plan after May 3, 2027.

(a) Stock Options. A stock option represents an option to purchase, over a certain time period not to exceed ten years, a number of common shares at a fixed purchase price. The fixed purchase price of any common share acquired under any stock option granted under the plan may not be less than 100% of the fair market value of a common share on the grant date of the option.
Stock options can either be ISOs or options that are not ISOs (also known as “nonqualified stock options”). ISOs are special types of stock options that are intended to qualify as such under Section 422 of the Internal Revenue Code and can provide special tax advantages for employees that are not available with nonqualified stock options. The aggregate fair market value of common shares, determined at grant date, for which ISOs can be exercisable for the first time during any calendar year as to any employee is limited by law (the current limitation is $100,000). In addition, the Committee cannot grant an ISO to any employee who owns (directly or constructively) more than 10% of the voting power of the Company’s shares, unless the exercise price is at least 110% of the fair market value of a common share on the date of the grant of the option.
(b) Stock Units. A stock unit represents the right to receive a common share or a dollar amount based on the value of a common share at a future date. The Committee may grant stock units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals (a type of award commonly referred to as “performance stock units”) or after a specified additional period of employment for vesting (a type of award commonly referred to as “restricted stock units”). The grantee will have no voting rights or rights to receive cash dividends with respect to stock units unless and until common shares are issued in settlement of such award. The Committee may grant dividend equivalents in connection with stock units, which are rights to receive additional stock units or cash amounts on stock units that vest based on the value of any cash dividends the Company declares prior to the settlement of the vested stock units (and are subject to such other terms and conditions determined by the Committee), provided that no dividend equivalent may be paid before the stock unit to which it relates vests. Any amount that becomes payable under a stock unit can be paid in cash, in common shares or other property, or by a combination thereof, as the Committee may determine.
(c) Stock Awards. A stock award constitutes common shares that either (i) have no restrictions or (ii) may not be disposed of by the employee to whom they are awarded until certain restrictions lapse (and that will ultimately be forfeited to the extent such restrictions are not satisfied). The Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee will determine to what extent, and under what conditions, an employee will have the right to vote shares of stock awards and to receive any dividends or other distributions paid on such common shares during the restriction period. Any dividends on stock awards will be withheld while the stock awards are subject to restrictions, and the dividends will be payable only upon the lapse of the restrictions on the stock awards and subject to such other additional terms and conditions as the Committee determines.
(d) Stock Appreciation Rights ("SAR"). A SAR represents the right, upon exercise of the SAR, to receive payment of a sum not to exceed the amount, if any, by which the fair market value (as determined on the date of the exercise of the SAR) of a number of common shares on which the SAR is based exceeds a fixed grant price of the SAR. The plan provides that the grant price of the common shares that are subject to a SAR may not be less than the fair market value of such common shares as determined on the SAR’s grant date. A SAR may be granted by itself, in conjunction with new stock options granted at the same time under the plan, or in relation to non-ISO stock options that were previously granted. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable and would, if exercised, result in payment to its holder, then, immediately prior to such termination or expiration, it will be deemed exercised.
(e) Other Stock-Based Awards. The Committee may grant other awards not specified in paragraphs (a) through (d) above that are based on or measured by common shares, on such terms and conditions as the Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in common shares or cash, or by a combination of the two, as determined by the Committee in the employee’s award agreement.
(f) Nonstock-Based Awards. The Committee may grant nonstock-based awards that grant an employee a right to receive an amount that is equal to a dollar value, or not more than a maximum dollar value, or a percentage of the employee’s compensation, if and when certain conditions are met, such as the achievement of performance goals or continued employment conditions, as determined by the Committee in the employee’s award agreement.

(g) Minimum Vesting. Other than in the event of the employee’s death or disability or a change in control of the Company, all awards must generally have a minimum vesting period of one year from the date of grant. However, awards with respect to up to 5% of the aggregate common shares authorized for grant under the 2017 LTIP may have a vesting period of less than one year (for example, vesting upon a specified retirement date).
4. Common Shares Available for Issuance and Other Award Limits. Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the number of common shares that may be issued or transferred under or with respect to awards granted under the 2017 LTIP:
(a) The maximum number of common shares which may be issued or transferred under or with respect to all of the awards (considered in the aggregate) granted under the plan during the plan’s entire existence shall be equal to 2,700,000 common shares.
(b) The maximum number of common shares which may be issued or transferred under or with respect to all ISOs (considered in the aggregate but separately from all other types of stock options and other forms of awards) granted under the plan during the plan’s entire existence shall be equal to 2,000,000 common shares.
(c) The maximum aggregate number of common shares with respect to which all awards may be made under the plan to any employee in a calendar year shall be 2,000,000 shares, which may consist of up to 2,000,000 shares via options and SARs and up to 2,000,000 shares via stock awards, stock units, or other stock-based awards or a combination thereof. Such individual employee limits shall apply without regard to whether the awards are to be paid in common shares or cash.
All cash payments (other than with respect to dividend equivalents) shall equal the fair market value of the common shares to which the cash payments relate. The maximum dollar value of all nonstock-based awards granted under the plan to any employee in any calendar year shall be $5,000,000. The maximum dollar value of any nonstock-based award granted to an employee shall be deemed to be the maximum dollar amount of cash (or other property) that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, be paid to the employee under the award, regardless of (i) whether or not the actual payment under such award ends up being a lesser dollar amount at the time of payment, or (ii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of any compensation.
5. Qualified Performance-Based Compensation. The Committee may determine that awards granted to an employee are to be considered exempt from Section 162(m) of the Internal Revenue Code (“Section 162(m)”) as Qualified Performance-Based Compensation. The 2017 LTIP also allows the Committee to grant awards that are not intended to be exempt from Section 162(m) as Qualified Performance-Based Compensation; such awards may or may not have performance criteria similar to awards that are intended to be exempt awards. Options and SARs will be deemed to be exempt from Section 162(m) as Qualified Performance-Based Compensation, provided they are awarded by the Committee itself and not its delegate.
When awards of Qualified Performance-Based Compensation are made, the Committee will establish in writing (i) the objective performance criteria that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance criteria are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) for Qualified Performance-Based Compensation. The performance criteria shall satisfy the requirements for Qualified Performance-Based Compensation, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee may not later increase the amount of compensation that is payable under the award, but may reduce the amount of compensation that is payable.

The Committee will use objectively determinable performance goals based on one or more of the following criteria for the Company or any subsidiary, business unit, division, department or any combination of these and they may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine (together, the “Performance Criteria”): (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis, diluted or undiluted, and before or after adjustments for extraordinary items and business combinations or acquisitions and restructuring costs or interest, taxes, depreciation, and amortization); (ii) return on equity; (iii) return on invested capital; (iv) return on sales; (v) net or gross profit; (vi) net or gross revenues or revenue growth over prior year or as compared to budget; (vii) expenses or expense levels; (viii) one or more operating ratios; (ix) stock price (including, but not limited to, growth measures and total shareholder return); (x) shareholder return; (xi) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xii) economic value added; (xiii) net or gross income or income growth over prior year or as compared to budget, which, if determined for a subsidiary, department or business unit, may be determined solely with reference to direct costs of that subsidiary, department or business unit; (xiv) free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, restructuring and severance-related payments, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets); and (xv) corporate performance indicators (indices based on the level of certain services provided to customers).
Performance goals may also be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, subsidiary, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the Company’s past performance or performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee may also provide that, in determining whether any Performance Criteria has been attained, certain special or technical factors will be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors: (i) a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the applicable performance period or any previous period; (ii) a gain, loss, income, or expense that is extraordinary in nature; (iii) an impact of other specified nonrecurring events; (iv) a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses; (v) a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation; (vi) an impact of impairment of tangible or intangible assets; (vii) an impact of restructuring activities, including, without limitation, reductions in force; (viii) an impact of investments or acquisitions made during the applicable performance period or any prior period; (ix) a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements; (x) retained and uninsured losses from natural catastrophes; (xi) currency fluctuations; (xii) an expense relating to the issuance of stock options and/or other stock-based compensation; (xiii) an expense relating to the early retirement of debt; and/or (xiv) an impact of the conversion of convertible debt securities.
6. Adjustments. The 2017 LTIP provides for appropriate adjustments in the number of common shares subject to awards and available for future awards, as well as the maximum award limitations under the plan, in the event of changes in the common shares outstanding by reason of a stock dividend, spinoff, recapitalization, stock split or combination, reclassification, merger, consolidation or similar change in the capital structure of the Company.
7. Change in Control. In the event a change in control of the Company (as is defined in the terms of the 2017 LTIP) occurs, the Company may continue, assume, or provide substitution for outstanding awards in accordance with the terms of the plan.
If and to the extent that awards granted under the 2017 LTIP are not continued, assumed, or substituted in the event of a change in control of the Company, then, in general terms, upon the date of the change in control each such outstanding award will become fully vested, and, if applicable, exercisable, and any restrictions applicable to such award will lapse, with any applicable performance goals deemed to be achieved at 100%, (but not more than 100%) of the “target” level for the performance goal.
Further, in the event a change in control of the Company occurs and awards granted under the 2017 LTIP are continued, assumed, or substituted, and the employee to whom the awards are granted experiences an involuntary termination of employment within 24 months following the change in control, then, in general terms upon the date of the employee’s termination of employment, each then-outstanding replacement award will become fully vested and, if applicable, exercisable, and any restrictions applicable to such award will lapse, with any applicable performance goals deemed to be achieved at 100% (but not more than 100%) of the “target” level for the performance goal.

8. Amendment and Termination. The 2017 LTIP may generally be amended or terminated by the Board at any time, provided, however, that the Board may not amend the plan without approval of the shareholders of the Company if shareholder approval is required in order to comply with applicable laws or to comply with applicable stock exchange requirements. No amendment or termination will impair the rights of an employee with respect to a previously granted award without the employee’s consent, unless such right has been reserved in the plan or the award agreement.
The terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without the approval of the Company’s shareholders.
9. Deferrals. The 2017 LTIP provides the Committee with discretion to provide for the deferral of an award or permit participants to elect to defer payment of some or all types of awards in a manner consistent with applicable requirements of Section 409A of the Internal Revenue Code.
10. Federal Income Tax Consequences. The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the 2017 LTIP. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.
A stock option or SAR that is granted to an employee will generally create no tax consequences for the employee or the Employer at the time of the grant of the award. Further, the employee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Employer will receive no deduction when an ISO is exercised. Upon exercising a nonqualified stock option or a SAR, however, the employee generally must recognize ordinary compensation income equal to the amount by which the fair market value of the common shares that are subject to the portion of the option or SAR being exercised, as determined on the date of exercise, exceeds the purchase or grant price of such common shares, and the Employer will be entitled to a deduction for the same amount.
The treatment to an employee of a disposition of common shares acquired through the exercise of a stock option or a SAR depends on how long the common shares have been held and on whether such common shares were acquired by exercising an ISO or by exercising a nonqualified stock option or a SAR. Generally, there will be no tax consequence to the Employer in connection with a disposition of common shares acquired under a stock option except that the Employer may be entitled to a deduction in the case of a disposition of common shares acquired under an ISO before certain holding periods have been satisfied.
With respect to stock units, stock awards, other stock-based awards and nonstock-based awards granted under the 2017 LTIP, the employee generally must recognize ordinary compensation income equal to the fair market value of the common shares or other property or benefits provided under the award at the first time such common shares or other property or benefits are not subject to a substantial risk that they will be forfeited or not become payable; and the Employer will be entitled then to a deduction for the same amount.
In certain cases, such as an award to an employee of restricted stock, the employee may have the right under Section 83(b) of the Internal Revenue Code to elect to recognize as ordinary compensation income the value of the award when issued instead of when no further substantial risk of forfeiture exists with respect to the award. In the event of such an election, the Employer will be entitled to a deduction for such value at the same time.
With respect to a non-restricted stock award granted under the 2017 LTIP to an employee, the employee generally must recognize ordinary compensation income equal to the fair market value of the common shares received under the award at the time it is received, and the Employer will be entitled to a deduction for the same amount.
The foregoing tax rules may be slightly adjusted for an award granted to an employee who is subject to Section 16 of the Securities Exchange Act of 1934.
11. Miscellaneous. The 2017 LTIP generally requires that any purchase price or tax withholding obligations that apply to an employee with respect to an award granted under the plan to him or her must be satisfied by the employee when the award is exercised or when the award’s benefits become payable or are no longer subject to a substantial risk of forfeiture. The plan gives several different methods that the Committee can use or permit to ensure that such purchase price and tax withholding requirements are satisfied.

Further, in no event shall the Company ever be obligated to issue or deliver any common shares in connection with an award granted under the 2017 LTIP unless and until the Company determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which common shares are listed.
All awards granted under the 2017 LTIP will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company.
Vote Required
Approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the shareholder proposal and will not have a positive or negative effect on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan.

Item 5 - Approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors
The Board of Directors recommends that the shareholders approve the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors (the “2017 Directors Plan”), a stock-based plan for non-employee directors. The proposed 2017 Directors Plan is intended to replace the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, which expires in May 2017. After the expiration of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, no awards will be granted under that plan, although outstanding awards under that plan will remain outstanding. THE FULL TEXT OF THE PROPOSED 2017 DIRECTORS PLAN IS SET FORTH IN APPENDIX II OF THIS PROXY STATEMENT, AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.
The purposes of the 2017 Directors Plan are (i) to attract and retain the services of experienced and knowledgeable persons to serve as independent directors of the Company for the benefit of the Company and its shareholders, and (ii) to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareholders. If approved by the Company’s shareholders, the plan will be effective as of May 4, 2017. No awards will be made under the 2017 Directors Plan unless it is approved by the shareholders. If the 2017 Directors Plan is not approved by the shareholders. the Company will lose the ability to issue any equity-based compensation to it non-employee directors and all non-employee director compensation will be paid in cash.
The principal provisions of the 2017 Directors Plan are as follows.
1. Administration. The 2017 Directors Plan will be administered by the Board. Subject to the limits and terms of the plan, the Board has the authority to (i) make awards under the plan, (ii) interpret the terms of the plan, and (iii) perform all other administrative actions necessary for the plan.
2. Outside Directors Eligible to Receive Awards. Only a member of the Board who is not an employee of the Company or any subsidiary of the Company (an “Outside Director”) is eligible to be granted an award under the 2017 Directors Plan. There are at present eight Outside Directors. Because the 2017 Directors Plan provides broad discretion in selecting the types of awards, the benefits to be awarded to any Outside Directors cannot be determined at this time.
3. Types of Awards. An Outside Director is eligible to receive a grant under the 2017 Directors Plan on the first date of such individual’s first term of office as an Outside Director and/or on the date of any annual meeting of the shareholders of the Company. The awards to be granted under the plan may consist of one or a combination of the following forms of awards: (i) stock options, (ii) stock units and/or (ii) stock awards. No award may be granted under the plan after May 3, 2027.
(a) Stock Options. A stock option represents an option to purchase, over a certain time period not to exceed ten years, a number of common shares at a fixed purchase price. The fixed purchase price of any common share acquired under any stock option granted under the plan shall not be less than 100% of the fair market value of a common share on the grant date of the option. No stock option granted under the plan may be an ISO.
(b) Stock Units. A stock unit represents the right to receive a common share or an amount based on the value of a common share at a future date. The Board may grant stock units that are payable on terms and conditions determined by the Board, which may include payment after a specified additional period of service as an Outside Director for vesting. The Outside Director will have no voting rights or rights to receive cash dividends with respect to stock units unless and until common shares are issued in settlement of such award. The Board may grant dividend equivalents in connection with stock units, which are rights to receive additional stock units or cash amounts on stock units that vest based on the value of any cash dividends the Company declares prior to the settlement of the vested stock units.
(c) Stock Awards. A stock award constitutes common shares that either (i) have no restrictions or (ii) may not be disposed of by the Outside Director to whom they are awarded until certain restrictions lapse (and that will ultimately be forfeited to the extent such restrictions are not satisfied). The Board may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate. The Board shall determine to what extent and under what conditions the recipient of a stock award will have the right to vote and to receive cash dividends during any restricted period.

4. Grants of Awards. The Board shall exercise its discretion when determining whether to grant any awards as of any date with the intent that the awards that are granted to Outside Directors under the 2017 Directors Plan, together with other compensation that is either paid in the form of common shares or has its value determined in relation to the value of common shares (“equity-based compensation”) and taking into account the fair market value of the common shares when granting or providing such equity-based compensation, provides equity-based compensation for the Outside Directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.
All awards shall be subject to such terms and conditions as the Board deems appropriate and as are specified in writing by the Board to the Outside Director in an award agreement.
The vesting period of any award shall be a minimum of one year from the date of grant (or, if earlier, the first annual meeting of the Company shareholders after the date on which the award is granted, provided that such date is no more than two weeks before the one year anniversary of the date of grant). Notwithstanding the previous sentence, the Award Agreement may provide for vesting to occur upon the Outside Director’s death, disability, retirement or in the event of a change in control.
5. Common Shares Reserved For Issuance. Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the number of common shares that may be issued or transferred under or with respect to awards granted under the 2017 Directors Plan:
(a) The maximum number of common shares which may be issued or transferred under or with respect to all of the awards (considered in the aggregate) granted under the plan during the plan’s entire existence shall be equal to 350,000 common shares.
(b) The aggregate grant date fair value (determined in accordance with applicable financial accounting rules) of all awards granted under the plan to any Outside Director in any calendar year shall not exceed $300,000.
6. Adjustments. The 2017 Directors Plan provides for appropriate adjustments in the number of common shares subject to awards and available for future awards, as well as the maximum award limitations under the plan, in the event of changes in the common shares outstanding by reason of a stock dividend, spinoff, recapitalization, stock split or combination, reclassification, merger, consolidation or similar change in the capital structure of the Company.
7. Change in Control. In the event a change in control of the Company (as is defined in the terms of the 2017 Directors Plan) occurs, the Company may continue, assume, or provide substitution for outstanding awards in accordance with the terms of the plan. If and to the extent that awards granted under the 2017 Directors Plan are not continued, assumed, or substituted in the event of a change in control of the Company, then, in general terms, upon the date of the change in control, each such outstanding award will become fully vested, and if applicable, exercisable and any restrictions applicable to such award will lapse.
8. Amendment and Termination. The 2017 Directors Plan may generally be amended or terminated by the Board at any time, provided, however, that the Board may not amend the plan without approval of the shareholders of the Company if shareholder approval is required in order to comply with applicable laws or to comply with applicable stock exchange requirements. No amendment or termination will impair the rights of an Outside Director with respect to a previously granted award without the Outside Director’s consent, unless such right has been reserved in the plan or the Outside Director’s award agreement.
Further, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or to cancel outstanding options in exchange for cash or other awards of options with an exercise price that is less than the exercise price of the original options, without the approval of the Company’s shareholders.
9. Deferrals. The 2017 Directors Plan provides the Committee the discretion to provide for the deferral of an award or permit participants to elect to defer payment of some or all types of awards in a manner consistent with the applicable requirements of Section 409A of the Internal Revenue Code.
10. Federal Income Tax Consequences. The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the 2017 Directors Plan. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

A stock option that is granted to an Outside Director will generally create no tax consequences for the Outside Director or the Company at the time of the grant of the award. Further, upon exercising any stock option, the Outside Director generally must recognize ordinary income equal to the amount by which the fair market value of the common shares that are subject to the portion of the option being exercised, as determined on the date of exercise, exceeds the purchase price of such common shares, and the Company will be entitled to a deduction for the same amount. The treatment to an Outside Director of a disposition of common shares acquired through the exercise of a stock option depends on how long the common shares have been held. Generally, there will be no tax consequence to the Company in connection with a disposition of common shares acquired under a stock option.
A stock unit that is granted to an Outside Director will generally create no tax consequences for the Outside Director or the Company at the time of the grant of the award. Upon settlement of the award, the Outside Director generally must recognize ordinary income equal to the amount of cash received and the fair market value of any vested common shares received, and the Company will be entitled to a deduction for the same amount.
With respect to a stock award granted under the 2017 Directors Plan to an Outside Director, the Outside Director generally must recognize ordinary income equal to the fair market value of the common shares provided under the award at the first time such common shares are not subject to a substantial risk that they will be forfeited, and the Company will be entitled then to a deduction for the same amount.
In certain cases, such as an award to an Outside Director of restricted stock, the Outside Director may have the right under Section 83(b) of the Internal Revenue Code to elect to recognize as ordinary income the value of the award when issued instead of when no further substantial risk of forfeiture exists with respect to the award. In the event of such an election, the Company will be entitled to a deduction for such value at the same time.
The foregoing tax rules may be slightly adjusted for an award granted to an Outside Director who is subject to Section 16 of the Securities Exchange Act of 1934.
11. Miscellaneous. The 2017 Directors Plan generally requires that any purchase price or tax withholding obligations that apply to an Outside Director with respect to an award granted under the plan to him or her must be satisfied by the Outside Director when the award is exercised or when the award’s common shares are no longer subject to a substantial risk of forfeiture. The plan gives several different methods that the Board of Directors can use or permit to ensure that such purchase price and tax withholding requirements are satisfied.
Further, in no event shall the Company ever be obligated to issue or deliver any common shares in connection with an award granted under the 2017 Directors Plan unless and until the Company determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which common shares are listed.
All awards granted under the 2017 Directors Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the Outside Directors.
Vote Required
Approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the shareholder proposal and will not have a positive or negative effect on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors.

Equity Compensation Plan Information
The following table provides information as of December 31, 2016 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company:

Plan Category	Number of securities to be issued upon exercise of stock, options, awards, warrants and rights (a)		Weighted-average exercise price of outstanding stock options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,444,549	(1)	17.06	867,430	(3)
Equity compensation plans not approved by security holders	31,043	(2)	—	—
Total	1,475,592		17.06	867,430	(3)

(1)
Includes 389,516 outstanding stock options not yet exercised, 105,815 shares of time-based restricted stock units, and 954,218 shares of performance-based awards, restrictions on which have not expired as of December 31, 2016. Awards were granted under various incentive plans approved by Cincinnati Bell shareholders. There were no outstanding unexercised share-settled stock appreciation rights. The number of performance-based shares assumes the maximum awards that can be earned if the performance conditions are achieved.

(2)
The shares to be issued relate to deferred compensation in the form of previously received special awards and annual awards to non-employee directors pursuant to the “Deferred Compensation Plan for Outside Directors.” From 1997 through 2004, the directors received an annual award of phantom stock equivalent to a number of common shares. For years beginning after 2004, the annual award is the equivalent of 1,200 common shares. As a result of a plan amendment effective as of January 1, 2005, upon termination of Board service, non-employee directors are required to take distribution of all annual phantom stock awards in cash. The number of actual shares of common stock to be issued pursuant to the plan as of December 31, 2016 is approximately 2,300. This plan also provides that no awards are payable until such non-employee director completes at least five years of active service as a non-employee director, except if he or she dies while serving as a member of the Board of Directors.

(3)
If the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan, being voted upon at the 2017 Annual Meeting is approved by the shareholders, an additional 2,700,000 securities will be available for issuance under equity compensation plans approved by shareholders. In addition, if the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors being voted upon at the 2017 Annual Meeting is approved by the shareholders, an additional 350,000 securities will be available for issuance under equity compensation plans approved by shareholders.

Audit Matters
Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Audit and Finance Committee Report
The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP"), the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2016, the matters required to be discussed by the Statement on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit and Finance Committee has also received the written disclosures and letter from the Independent Registered Public Accounting Firm required by applicable standards of the PCAOB, has discussed with Deloitte & Touche LLP their independence with respect to the Company, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the Independent Registered Public Accounting Firm maintaining their independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2016 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2016.
The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Lynn A. Wentworth and Jakki L. Haussler are audit committee financial experts as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.
AUDIT AND FINANCE COMMITTEE
Lynn A. Wentworth, Chair
Phillip R. Cox
Jakki L. Haussler
Craig F. Maier
Russel P. Mayer
John M. Zrno

Other Audit Information
Audit Fees
Deloitte & Touche LLP was the Company's Independent Registered Public Accounting Firm for the 2016 and 2015 fiscal years. Aggregate fees for professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Audit fees	$1,279,480	$1,367,800
Audit related fees	164,250	500,604
Tax fees	7,363	2,700
All other fees	—	—
Total	$1,451,093	$1,871,104
Audit fees
The audit fees for the years ended December 31, 2016 and 2015 were for services rendered in connection with the audit of the Company's annual financial statements, review of quarterly financial statements included in the Company's reports filed with the SEC and services related to requirements established by the Sarbanes-Oxley Act of 2002.
Audit related fees
The audit related fees for the year ended December 31, 2016 are primarily related to the bond offerings and due diligence projects. The audit related fees for the year ended December 31, 2015 were for various accounting consultations and due diligence projects.
Tax fees
Tax fees for the years ended December 31, 2016 and 2015 were for the preparation of various tax filings and tax consultations.
All other fees
None.
Engagement of the Independent Registered Public Accounting Firm and Pre-Approval Policy
In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace the Independent Registered Public Accounting Firm. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the Chairperson of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company's Independent Registered Public Accounting Firm.
Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of Deloitte & Touche LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries during the years ended December 31, 2016 and 2015.

Item 6 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s Independent Registered Public Accounting Firm.
On January 25, 2017, the Audit and Finance Committee retained Deloitte & Touche LLP as its Independent Registered Public Accounting Firm to audit the financial statements of the Company for the fiscal year ending December 31, 2017.
The Company is asking the shareholders to ratify the Committee’s appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2017. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider the results of the vote and determine whether to appoint a different independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2017.
One or more members of the firm of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer questions.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the effect of a vote against the proposal. Since the Company believes this proposal to be “routine,” broker non-votes will likely be voted by the organizations holding such shares in their discretion.
Our Recommendation
The Board recommends a vote “FOR” such ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year 2017.

Questions and Answers about the Proxy Materials and the Annual Meeting
Q: Why am I receiving these proxy materials?
A: The Company's Board is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on May 4, 2017. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.
Q: What information is contained in the package of materials that I received?
A: The Company's combined proxy statement, Summary 2016 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2016, which includes our 2016 consolidated financial statements, contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers and certain other information required by the rules and regulations of the SEC and the rules and listing standards of the NYSE. Although you are encouraged to vote either by the internet or by telephone, these materials, if received in printed form, also include a proxy card or voting instruction card for your use in voting by mail or at the Annual Meeting.
On October 4, 2016, the Company effected a 1-for-5 reverse stock split of our common shares (the "Reverse Stock Split"). All share amounts, per share amounts and share prices reflected in this proxy statement have been adjusted to reflect the Reverse Stock Split.
Q: What proposals will be voted on at the meeting?

A1:	The election of nine directors to serve a one-year term ending in 2018;

A2:	The recommendation, by non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers' compensation;

A3:	The approval, by non-binding advisory vote, of our executive officers' compensation;

A4:	The approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan;

A5:	The approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors; and

A6:	The ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2017.
Q: What is the Board of Directors' voting recommendation?
A: The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	For "1 YEAR" as the recommendation, by non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers' compensation;

•	“FOR” the advisory approval, by non-binding advisory vote, of our executive officers' compensation;

•	“FOR” the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan;

•	“FOR” the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2017.

Q: Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, the Company has elected to provide access to our proxy materials over the internet. Accordingly, we sent a Notice to our shareholders of record and beneficial owners, which instructs them as to how they may submit their proxy on the internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. In addition, you may request to receive proxy materials in printed form by mail or by email on an ongoing basis.

Q: How can I get electronic access to the proxy materials?
A: Instructions regarding how to view the proxy materials for the Annual Meeting on the internet and to instruct the Company to send future proxy materials to you via email or in printed form are included in the Notice and on the website. If you elect to receive future proxy materials by email, the Company will save the cost of printing and mailing the proxy materials. You will also receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. The election to receive proxy materials by email will remain in effect until you terminate it.
Q: What shares can I vote?
A: You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on the Record Date. This includes: (i) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan; (ii) shares that are held by a trust used in connection with a Company employee or director plan pursuant to which the value of such shares has been credited to your account under such plan; and (iii) shares held for you as the beneficial owner through a broker or other nominee.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares. As a shareholder of record, you may grant your voting proxy over the internet, by mail, by telephone or you may vote your shares in person at the meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan, you are the beneficial owner of the shares credited to your account. As the beneficial owner, a Notice and/or proxy card was forwarded to you by the shareholder of record. As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy over the internet or by telephone by following the instructions provided in the Notice or the proxy card. You can also mail your proxy to the Company by following the instructions provided in the proxy card (if forwarded by your broker or nominee). You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.
Q: How can I attend and vote my shares at the meeting?
A: Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, you will need to provide proof of identification and then you will be presented a proxy card. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.
Q: How can I vote my shares without attending the meeting?
A: The methods for voting without attending the meeting are:
By Internet - If you have internet access, you may submit your vote from any location by following the instructions provided in the Notice or the proxy card.
By Telephone - If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions provided in the Notice or the proxy card.
By Mail - You may vote by mail by completing and signing your proxy card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.

Q: What happens if I don't give specific voting instructions?
A: The effect of not providing specific voting instructions depends on if you are the shareholder of record or the beneficial owner of the shares.
Shareholder of Record
If you are a shareholder of record and (i) you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or (ii) you sign and return a proxy without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner
If you are deemed to be the beneficial owner of shares and do not provide the broker or nominee that holds your shares with specific voting instructions, the broker or nominee that holds such shares may generally vote on routine matters but cannot vote on non-routine matters, as provided by the rules of the NYSE. If the broker or nominee that holds such shares does not receive instructions on how to vote on a non-routine matter, the broker or nominee will inform the Inspector of Elections that it does not have authority to vote on such matter with respect to such shares. This is generally referred to as a “broker non-vote.” The Company encourages you to provide voting instructions to the broker or nominee that holds such shares by carefully following the instructions provided in the proxy card or as described above.
Q: Which ballot measures are considered "routine" or "non-routine"?
A: Proposal 1 (election of directors), Proposal 2 (recommendation, by non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers’ compensation), Proposal 3 (advisory approval, by non-binding advisory vote, of our executive officers' compensation), Proposal 4 (approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan), and Proposal 5 (approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors), are considered non-routine matters, and your broker or nominee cannot vote your shares without your specific voting instructions. Proposal 6 (ratification of the Independent Registered Public Accounting Firm) is considered a routine matter, which generally allows your broker or nominee to vote your shares on this matter even if you do not provide specific voting instructions.
Q: How are abstentions treated?
A: Abstentions are counted for the purpose of determining whether a quorum is present. For the purpose of determining whether shareholders have approved Proposal 1 (election of directors), abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of such proposal. For the purpose of determining the recommendation of the shareholders for Proposal 2 (recommendation, by non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers’ compensation), abstentions are not treated as votes cast for any of the frequency options, and therefore have no effect on the outcome of such proposal. For the purpose of determining whether shareholders have approved Proposal 3 (advisory approval, by non-binding advisory vote of our executive officers' compensation), Proposal 4 (approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan), Proposal 5 (approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors), and Proposal 6 (ratification of the Independent Registered Public Accounting Firm) abstentions will have a negative effect on the outcome of such proposals.
Q: Can I change my vote?
A: Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. You may change your vote by either: (i) granting a new proxy or voting instructions bearing a later date (which automatically revokes the earlier proxy or voting instructions) whether made on the internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Company’s Corporate Secretary in writing that you want to revoke your earlier proxy; or (iii) if you are a shareholder of record attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that in order to revoke your previously granted proxy at the Annual Meeting, you must specifically request the revocation of your previous proxy.
Q: What does it mean if I receive more than one Notice or more than one proxy card?
A: It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices and proxy cards that you receive.

Q: Where can I find the voting results of the meeting?
A: We will announce preliminary voting results at the meeting and publish final results in the Company's Current Report on Form 8-K, which will be filed on or before May 10, 2017.
Q: What happens if additional proposals are presented at the meeting?
A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Phillip R. Cox, Jakki L. Haussler and Craig F. Maier, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q: What classes of shares are entitled to be voted?
A: Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6 3/4% Cumulative Convertible Preferred Share you own of record on the Record Date or to provide instructions on how to vote such shares in which you have a beneficial interest. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this proxy statement. There are no cumulative voting rights for either class of shares. On the Record Date, we had 42,131,334 outstanding common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares outstanding.
Q: What is the quorum requirement for the meeting?
A: The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding on the Record Date and entitled to vote at such meeting. However, if any particular action requires more than a simple majority because of the law, the NYSE rules, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained or the required number of votes has been cast.
Abstentions are counted as present for the purpose of determining the presence of a quorum. If a routine matter is to be voted upon, broker non-votes are also counted as present for the purpose of determining the presence of a quorum. Since there is a routine matter to be voted upon this year, broker non-votes will be counted for determining the existence of a quorum.

Q: Who will count the votes?
A: A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as the Inspector of Elections.
Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.
Q: Who will bear the cost of soliciting votes for the meeting?
A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the proxy materials. If you choose to access the proxy materials and/or vote via the internet, you are responsible for any internet access charges you may incur. In addition to the costs of mailing the proxy materials, the Company may also incur costs to provide additional copies of these proxy materials (if requested) and for its directors, officers and employees to solicit proxies or votes in person, by telephone or by electronic communication. Our directors, officers and employees will not receive any additional compensation for such activities. We have hired Georgeson Inc. to solicit proxies for approximately $11,000 plus expenses. We have also hired Broadridge for a fee of approximately $10,000 plus expenses to assist us in facilitating the voting of proxies over the internet and serving as the Inspector of Elections. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: What percentage of the Company's issued and outstanding voting shares do our directors and executive officers beneficially own?
A: Our directors and executive officers owned 1.4% of our voting shares as of the Record Date.
Q: Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company's voting stock?
A: As of the Record Date or an earlier date, if indicated, each of the following entities (together with their affiliates) indicated that it held more than 5% of the issued and outstanding common shares of the Company: GAMCO Investors, Inc. and affiliates, Blackrock, Inc., The Vanguard Group, and Pinnacle Associates, Ltd. See page 18 for more details on the number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.
Q: What is householding?
A: Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications but would like to receive separate copies or are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 64.

Communications and Other Shareholder's Proposals
Mailing Address of Principal Executive Office
The mail address of our principal executive office is:
Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, OH 45202
Shareholder Proposals for Next Year's Annual Meeting
Shareholder proposals intended for inclusion in next year’s proxy statement should be sent to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 24, 2017. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. If the Company does not receive written notice by February 7, 2018 of a proposal from a shareholder who intends to propose any other matter to be acted upon at the 2018 Annual Meeting, the persons named in the Company’s proxy for the 2018 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal.
Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board. Any such recommendations should be directed to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 24, 2017 for the 2018 Annual Meeting of Shareholders.
Other Matters to Come Before the Meeting
At the time this proxy statement was released to the shareholders on March 24, 2017, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.
Financial Statements and Corporate Governance Documents Available
The Company has elected to provide access to its proxy statement, Annual Report on Form 10-K and Summary Annual Report over the internet. We sent the Notice of Internet Availability to our shareholders and beneficial owners, which provides information and instructions on how to access our proxy materials over the internet or to request printed copies of our proxy materials. You may also obtain a copy of any of the following corporate governance documents from the Company’s website identified below:

Corporate Governance Document	Website
Audit and Finance Committee Charter	www.cincinnatibell.com/about-us/governance/af-charter
Compensation Committee Charter	www.cincinnatibell.com/about-us/governance/compensation-committee-charter
Governance and Nominating Committee Charter	www.cincinnatibell.com/about-us/governance/gn-committee-charter
Code of Business Conduct	www.cincinnatibell.com/about-us/governance/code-of-conduct
Code of Ethics for Senior Financial Officers	www.cincinnatibell.com/about-us/governance/code-of-ethics
Code of Ethics for Directors	www.cincinnatibell.com/about-us/governance/code-of-ethics
Corporate Governance Guidelines	www.cincinnatibell.com/about-us/governance/corporate-governance-guidelines

Proxy Statements for Shareholders Sharing the Same Household Mailing Address
As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of the Notice of Internet Availability and, as appropriate, the proxy materials has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.
Upon written or oral request, the Company will promptly provide a separate copy of the Notice of Internet Availability and, as appropriate, the proxy materials to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive a Notice of Internet Availability or, as appropriate, the proxy materials, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:
For beneficial owners, please contact your broker.
For shareholders of record, please contact our transfer agent, Computershare, at the following address:
Computershare Investor Services, LLC
Shareholder Services
7530 Lucerne Drive, Suite 305
Cleveland, Ohio 44130-6557
Phone: (888) 294-8217
If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.
Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.
Electronic Delivery of Materials
Shareholders can also enroll for electronic delivery of the Company’s future proxy materials by registering directly or with your broker through our website, investor.cincinnatibell.com in the Electronic Shareholder Communications Enrollment section of the Company’s Investor Relations webpage.
Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate Notice, proxy card or voting instruction card.
Shareholder Communications with the Board of Directors
Shareholders or other interested parties may communicate with the Board, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. The Company has established procedures for such shareholder communications. Shareholders and other interested parties should send any communications to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Connie M. Vogt
Corporate Secretary

March 24, 2017

Schedule 1
Cincinnati Bell Inc.
General Industry Peer Group
The companies comprising the General Industry Peer Group in the CD&A are set forth below:

A.O. Smith	Cloud Peak Energy	Harsco
Aaron's	Columbia Sportswear	Herman Miller
Acuity Brands	Convergys	Hexcel
Advanced Drainage Systems	Cooper Standard Automotive	HNI
Alexion Pharmaceuticals	Covance	HNTB
Allegion	Cubic	Houghton Mifflin Harcourt Publishing
American Crystal Sugar	Curtiss-Wright	Husky Injection Molding Systems*
Americas Styrenics	Cytec Industries	ICF International
Ansell	Day & Zimmermann	IDEX Corporation
Arby's Restaurant Group	Deluxe	IDEXX Laboratories
Arcadis*	Dematic Corporation*	IMS Health
Armstrong World Industries	Dentsply	Intelsat
Arup USA*	Donaldson	Intercontinental Hotels Group*
Avintiv	DST Systems	International Flavors & Fragrances
Blount International	E.W. Scripps	International Game Technology
BMC Software	Eastman Kodak	Irvine
Bob Evans Farms	Edwards Lifesciences	ITT Corporation
Brady	Endo	Jack in the Box
Brembo*	Equifax	K. Hovnanian Companies
Brickman Group	Equity Office Properties	Kate Spade & Company
Broadridge Financial Solutions	ESCO	KB Home
C.R. Bard	Esterline Technologies	Kennametal
Capsugel	FOCUS Brands	Keysight Technologies
Carmeuse North America Group*	G&K Services	Lincoln Electric
Carpenter Technology	GAF Materials	LinkedIn
Catalent Pharma Solutions	General Atomics	Magellan Midstream Partners
CDK Global	Graco	Martin Marietta Materials
Chemtura	Granite Construction	Matthews International
Children's Place	H.B. Fuller	Navigant Consulting
Clearwater Paper Corporation	Halyard Health	NBTY
Nortek	Select Comfort	Tupperware Brands
Nu Skin Enterprises	ServiceMaster Company	UBM*
Nuance Communications	Sigma-Aldrich	Underwriters Laboratories
Outerwall	Solenis	Unisys
PAREXEL	Spirit Airlines	United Launch Alliance
Parsons	Steelcase	Vectrus
Plexus	SunCoke Energy	Ventura Foods
Rackspace	SunGard Data Systems	Verint Systems
Rayonier Advanced Materials	TeleTech	Vesuvius*
Recreational Equipment	Tempur Sealy	Vulcan Materials
Regal-Beloit	Teradata	Walter Energy
Revlon	Timken	Wendy's Group
Rowan Companies	TimkenSteel	West Pharmaceutical Services
SAS Institute	Toro	WhiteWave Foods
Scholastic	Total System Services (TSYS)	Wilsonart
Schwan Food Company	Tribune Media	YP
Scotts Miracle-Gro	Tribune Publishing
Scripps Networks Interactive	Tronox
*Subsidiary

Schedule 2
Cincinnati Bell Inc.
Telecommunications Peer Group
The companies comprising the Telecommunications Peer Group are listed below:

ATN International, Inc.	Shenandoah Telecommunications
Centurylink, Inc.	Spok Holdings, Inc.
Consolidated Communications Holdings, Inc.	Telephone & Data Systems Inc.
EarthLink Holdings Corp.	Time Warner Inc.
Fairpoint Communications, Inc.	T-Mobile US, Inc.
Frontier Communications Corporation	United States Cellular Corp.
General Communications Inc.	Vonage Holdings Corp.
IDT Corporation	Windstream Corp.
Level 3 Communications Inc.	Zayo Group Holdings, Inc.
SBA Communications Corp.

Appendix I
CINCINNATI BELL INC.
2017 LONG-TERM INCENTIVE PLAN
SECTION 1
INTRODUCTION
1.1Effectiveness. As of the Effective Date (as defined below), the Cincinnati Bell, Inc. 2017 Long-Term Incentive Plan (the “Plan”) is hereby established.
1.2Purpose. The purposes of this Plan are to (i) further the long-term growth of the Company by offering competitive incentive compensation related to long term performance goals to those Employees (as defined below) of Cincinnati Bell Inc. (the “Company”) and its subsidiaries who will be responsible for planning and directing such growth, (ii) reinforce a commonality of interest between Company shareholders and the Employees who participate in the Plan, and (iii) aid the Company in attracting and retaining Employees of outstanding abilities and specialized skills.
1.3Effective Date and Duration of Plan. The Plan is effective on the Effective Date, as described in Section 2.11, and shall remain in effect until the earliest of (i) the date on which the Plan is terminated in accordance with Section 19.1, (ii) the date on which the maximum number of shares of Company Stock which may be issued or transferred under the Plan (as determined under Section 5 of the Plan) have been issued or transferred or (iii) May 3, 2027. After termination of the Plan, no Awards may be granted under the Plan but any Award granted under the Plan prior to the Plan’s termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award Agreement.
SECTION 2
DEFINITIONS
As used in the Plan, the following terms will have the respective meanings set forth below:
2.1“Award” means an Option, Stock Unit, Stock Award, SAR, Other Stock-Based Award or Nonstock-Based Award granted under the Plan.
2.2“Award Agreement” means the written instrument (which may be in electronic form) that sets forth the terms and conditions of an Award, including all amendments thereto.
2.3“Board” means the Company’s Board of Directors.
2.4A “Change in Control” shall be deemed to have taken place for purposes of the Plan if:
(a)a majority of the Board of the Company as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term “Incumbent Director" means any individual who is a director of the Company as of such date and either: (A) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date or (B) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two‑thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;
(b)any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of any Company Voting Securities by the Company or any of its subsidiaries, (B) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (C) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a Non‑Qualifying Transaction (as defined in paragraph (c) of this Section 2.4);

(c)the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above being deemed to be a “Non‑Qualifying Transaction”); or
(d)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company and the Company consummates such liquidation or dissolution.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Also notwithstanding the foregoing, for any Awards subject to the requirements of Code Section 409A that will become payable on a Change in Control, the transaction constituting a “Change in Control” must also constitute a “change in control event” for purposes of Code Section 409A(a)(2)(A)(v).
2.5“Code” means the Internal Revenue Code of 1986, as amended, as interpreted in Treasury Regulations or other guidance.
2.6“Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall, in any event, consist of at least three members of the Board (i) who are neither officers nor Employees of the Company, (ii) who are non-employee directors within the meaning of Rule 16b-3, and (iii) who are outside directors within the meaning of Section 162(m) and related Treasury Regulations.
2.7“Company” means Cincinnati Bell Inc.
2.8“Company Stock” means the common stock of the Company, par value $0.01 per share, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the common stock.
2.9“Disability” or “Disabled” means, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; provided, however when used in association with an ISO, the Participant must also be disabled within the meaning of Code Section 22(e)(3). The Participant’s Disability shall be determined under procedures established by the Committee. Further, if a Participant fails to reasonably cooperate with the Committee’s attempt to determine whether he or she is disabled, then, notwithstanding any other evidence of disability that exists, the Committee shall have the right to determine that no condition of Disability exists as to the Participant.

2.10“Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
2.11“Effective Date” of the Plan means May 4, 2017, provided that the Plan is approved by the shareholders of the Company on that date.
2.12“Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.
2.13“Employer” means the (i) Company and each other corporation that is part of a controlled group of corporations (within the meaning of Code Section 1563(a), but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes the Company, and (ii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Code Section 414(b)) with the Company.
2.14“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.15“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.
2.16“Fair Market Value” of Company Stock means, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the next following date upon which a sale is reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the over the counter market, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.
2.17“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of an incentive stock option under Code Section 422.
2.18“Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Code Section 422.
2.19“Nonstock-Based Award” means an Award granted under Section 12 of the Plan that by its terms provides for compensation (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) based on a dollar amount, regardless of whether the Award’s compensation may be payable in cash, Company Stock or other property, or a combination thereof.
2.20 “Option” means an option to purchase shares of Company Stock, as described in Section 7.
2.21“Other Stock-Based Award” means any Award based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.
2.22“Participant” means an Employee designated by the Committee to participate in the Plan.
2.23“Qualified Performance-Based Compensation” means “qualified performance-based compensation” within the meaning of Code Section 162(m) and the Treasury Regulations issued thereunder.
2.24“Plan” means this Cincinnati Bell Inc. 2017 Long-Term Incentive Plan, as may be amended from time to time.
2.25“SAR” means a stock appreciation right as described in Section 10.
2.26“Stock Award” means an Award of Company Stock as described in Section 9.
2.27“Stock Unit” means an Award of a phantom unit representing one share of Company Stock, as described in Section 8, which may include but not be limited to a Restricted Stock Unit (“RSU”) or Performance Stock Unit (“PSU”), both as described in Section 8.

2.28“Treasury Regulations” means regulations issued by the Secretary of the Treasury under the Code.
SECTION 3
ADMINISTRATION
3.1Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.
3.2Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Awards shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Awards to be made to each such Participant, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 19, and (v) deal with any other matters arising under the Plan.
3.3Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) to the extent permitted under the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Company Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan.
3.4Delegation of Committee’s Authority for Certain Awards. The Committee may delegate to the Company’s Chief Executive Officer its right to make Awards to Employees who (i) are not otherwise considered by the Committee to be subject to the requirements of Section 16 of the Exchange Act, and (ii) are not expected by the Committee to become “covered employees” within the meaning of Code Section 162(m)(3). To the extent the Committee’s right to make Awards to any Employees is delegated to the Company’s Chief Executive Officer, any reference to the Committee in the other provisions of the Plan that concern the making of Awards to such Employees, the terms of such Awards, and the verification that all conditions applicable to the payment under or the exercise of such Awards have been met shall be read to refer to the Company’s Chief Executive Officer as if such person was the Committee.
3.5Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegate of the Committee) shall be fully indemnified and protected by the Company with respect to any liability the member may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.
SECTION 4
AWARDS; MINIMUM VESTING
Awards under the Plan may consist of Options, Stock Units, Stock Awards, SARs, Other Stock-Based Awards and Nonstock-Based Awards. All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Award Agreement. By acceptance of the Award, a Participant acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.

Notwithstanding the Committee’s discretion granted under the Plan to determine the vesting provisions applicable to an Award, the vesting provisions shall, in all events, be subject to the provisions of this Section 4. Subject to the immediately following sentence, the vesting period of any Award shall be a minimum of one year; incremental vesting of portions of the Award over the vesting period is permitted, provided that incremental vesting shall not result in any Award vesting before the first anniversary of the date of grant. Notwithstanding the foregoing, (i) the Award Agreement may provide (at grant or by amendment) for vesting to occur upon the Participant’s death, Disability, or, subject to the limitations contained herein, in the event of a Change in Control and (ii) subject to all other limits and provisions of the Plan, up to but not in excess of 5% of the total aggregate shares of Company Stock that may be issued or transferred under the Plan (in accordance with Section 5.1 below) may be issued or transferred under Awards with a vesting period (at grant or by amendment) of less than one year (for example, in the case where the Award Agreement provides for immediate vesting or for vesting to occur upon the Participant’s retirement).
SECTION 5
SHARES SUBJECT TO PLAN
5.1Shares Authorized. Subject to adjustment as described below in Section 5.5, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 2,700,000. The maximum aggregate number of shares of Company Stock with respect to which all Awards of Incentive Stock Options may be made under the Plan shall be 2,000,000 shares, subject to adjustment as described below in Section 5.5.
5.2Share Counting. Upon grant of an Award, the shares of Company Stock reserved for issuance under this Plan pursuant to Section 5.1 shall be debited for the maximum number of shares of Company Stock that might be issuable under an Award. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares to that extent that are reserved for such Awards shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be permanently reduced by the gross number of shares as to which such Option is exercised. Upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such SAR, the number of such shares shall be permanently reduced by the number of shares with respect to which the SAR is exercised, and without regard to the actual shares issued or paid upon settlement of a SAR. Example, SARs for 100 shares, with an Exercise Price of $10 are exercised when Company Stock is worth $20, so 50 shares are issued upon exercise, but the full 100 shares are permanently debited from those reserved under the Plan. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be permanently reduced by the number of shares used to cover the tax withholding. Example: 100 shares are issuable, but 40 of them are withheld to pay income taxes; the number of shares issuable under the Plan remain permanently reduced by 100 shares. To the extent that any Awards are payable only in cash, and not in shares of Company Stock, such Awards shall not count against the share limits in Section 5.1.
5.3Source of Shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.
5.4Individual Limits. All Awards under the Plan except Nonstock-Based Awards shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Awards may be made under the Plan to any Participant in a calendar year shall be 2,000,000 shares, 2,000,000 shares via Options and SARs and 2,000,000 shares via Stock Awards, Stock Units, or Other Stock-Based Awards, in each case subject to adjustment as described in Section 5.5 below. The individual limits of this Section 5.4 shall apply without regard to whether the Awards are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. The maximum dollar value of all Nonstock-Based Awards granted under the Plan to any Participant in any calendar year shall be $5,000,000.  The maximum dollar value of any Nonstock-Based Award granted to a Participant shall be deemed to be the maximum dollar amount of cash (or other property) that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the Award are met, be paid to the Participant under the Award, regardless of (i) whether or not the actual payment under such Award ends up being a lesser dollar amount at the time of payment, or (ii) whether or not the Award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of any compensation.

5.5Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, any per-share performance criteria established for vesting of an Award, or the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. In addition, in the event of a Change in Control of the Company, the provisions of Section 17 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Code Section 409A or 424, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
5.6Effect of Assumption of Awards in Acquisition. If any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously-granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Company Stock that is the basis of such assumed or substituted awards shall not affect the number of shares of Company Stock that can be issued or paid under the Plan or the number of shares upon which Company Stock Awards granted under the Plan can be based.
SECTION 6
ELIGIBILITY FOR PARTICIPATION
6.1Eligible Persons. All Employees shall be eligible to participate in the Plan.
6.2Selection of Participants. The Committee shall select the Employees to receive Awards and shall determine the number of shares of Company Stock subject to each Award.
SECTION 7
OPTIONS
7.1General Requirements. The Committee may grant Options to an Employee upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Award of Options.
7.2Type of Option, Price and Term.
(a)The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.
(b)The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Code Section 424, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.
(c)The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Code Section 424, may not have a term that exceeds five years from the date of grant.
7.3Exercisability of Options.
(a)Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Award Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(b)The Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.
(c)Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
7.4Termination of Employment. Except as provided in the Award Agreement, an Option may only be exercised while the Participant is still an Employee. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment; provided, however, that an ISO may not be exercisable later than (i) at the expiration of one year in the event of termination of employment due to Disability; (ii) at the expiration of one year after the Participant’s death, if the termination of employment occurs by reason of death; or (iii) three months following termination of employment for any other reason, unless the Award by its terms provides that, the Option is exercisable longer in certain events and acknowledges that if so exercised later, it will be then converted into a Nonqualified Stock Option
7.5Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option by one or a combination of the following methods: (i) in cash, (ii) by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by the Committee, (iv) unless the Award Agreement provides to the contrary, by net exercise of all or any part of the vested shares of Company Stock for which the Option is exercisable by the Company retaining Company Stock that would otherwise be issued on exercise equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock for such exercise.
7.6Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in Code Section 424, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in Code Section 424.
SECTION 8
STOCK UNITS
8.1General Requirements. The Committee may grant Stock Units upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
8.2Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals (a type of Award commonly referred to as “Performance Stock Units” or “PSUs”) or after a specified additional period of employment for vesting (a type of Award commonly referred to a “Restricted Stock Units,” or “RSUs”). Stock Units may be paid at the end of a specified time for vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
8.3Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Award Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

8.4Requirement of Employment. The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment and the circumstances under which Stock Units may be forfeited.
8.5Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate, provided that no Dividend Equivalent shall be paid before any vesting or performance condition that applies to Stock Unit to which the Dividend Equivalent relates is satisfied. Until paid, all Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may also provide that Dividend Equivalents shall be payable only based on the achievement of additional specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.
SECTION 9
STOCK AWARDS
9.1General Requirements. The Committee may issue shares of Company Stock to an Employee under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
9.2Requirement of Employment or Service. The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service and the circumstances under which Stock Awards may be forfeited.
9.3Restrictions on Transfer. For any period when Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16.1. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. Shares of a Stock Award that are held at the Company's transfer agent in book-entry form shall contain the appropriate restrictions related to the transfer of such shares. When all restrictions on a share of a Stock Award have lapsed, either the Company shall remove the legend from the issued certificate or the transfer agent shall remove the restrictions from the book-entry, as applicable. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
9.4Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Any dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards and subject to such other additional terms and conditions as the Committee determines. Until paid, dividends shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.
SECTION 10
STOCK APPRECIATION RIGHTS
10.1General Requirements. The Committee may grant SARs to an Employee separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

10.2Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option with respect to which a SAR is granted in tandem, the SARs shall terminate; upon the exercise of a SAR, the related Option shall terminate to the extent of an equal number of shares of Company Stock. In the case of a tandem SAR, only the Option to which it relates (and not the tandem SAR itself) shall be counted for purposes of the limits of Section 5.1.
10.3Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified in an Award Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee shall determine in the Award Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.
10.4Awards to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
10.5Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.
10.6Deemed Exercise. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable and would if exercised, result in payment to its holder, then, immediately prior to such termination or expiration, it shall be deemed exercised.
10.7Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.
SECTION 11
OTHER STOCK-BASED AWARDS
The Committee may grant other Awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement.
SECTION 12
NONSTOCK-BASED AWARDS
The Committee may grant Nonstock-Based Awards that grant Participants a right to receive an amount that is equal to a dollar value, or not more than a maximum dollar value, or a percentage of the Participant’s compensation, if and when certain conditions are met, such as the achievement of performance goals or continued employment conditions, as determined by the Committee in the Award Agreement.

SECTION 13
QUALIFIED PERFORMANCE-BASED COMPENSATION
13.1Designation as Qualified Performance-Based Compensation. The Committee may determine that Awards (other than Options or SARs) granted to an Employee are desired to be considered Qualified Performance-Based Compensation in which case the provisions of this Section 13 shall apply. For the avoidance of doubt, the Plan also allows the Committee to grant Awards that are not intended to be exempt from Code Section 162(m) as Qualified Performance-Based Compensation; such Awards may have performance criteria similar to that set out in this Section, and the Committee may use similar procedures with respect to such Awards, but shall not be constrained by the terms of Section 162(m) or its requirements as set out in this Section with respect to Awards that it either does not desire to issue within the confines of Section 162(m), either because it wishes to retain more discretion, or the Award will not apply to a “covered employee” as defined in Code Section 162(m) or otherwise. In accordance with the terms of the Plan and applicable Treasury Regulations, Options and SARs shall be deemed to be Qualified Performance-Based Compensation without regard to this Section 13, provided they are awarded by the Committee itself and not its delegate under Section 3.4.
13.2Performance Criteria. When Awards are made under this Section 13, the Committee shall establish in writing (i) the objective Performance Criteria that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Criteria are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Code Section 162(m) for Qualified Performance-Based Compensation. The Performance Criteria shall satisfy the requirements for Qualified Performance-Based Compensation, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as Qualified Performance-Based Compensation.
13.3Objective Performance Criteria. The Committee shall use objectively determinable performance goals based on one or more of the following criteria for the Company or any subsidiary, business unit, division, department or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine (together, the “Performance Criteria”):
(i)earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis, diluted or undiluted, and before or after adjustments for extraordinary items and business combination or acquisition and restructuring costs or interest, taxes, depreciation, and amortization);
(ii)return on equity;
(iii)return on invested capital;
(iv)return on sales;
(v)net or gross profit;
(vi)net or gross revenues or revenue growth over prior year or as compared to budget;
(vii)expenses or expense levels;
(viii)one or more operating ratios;
(ix)stock price (including, but not limited to, growth measures and total shareholder return);
(x)shareholder return;
(xi)the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;
(xii)economic value added;
(xiii)net or gross income or income growth over prior year or as compared to budget, which, if determined for a subsidiary, department or business unit, may be determined solely with reference to direct costs of that subsidiary, department or business unit;

(xiv)free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, restructuring and severance-related payments, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets); and
(xv)corporate performance indicators (indices based on the level of certain services provided to customers).
Such performance goals may also be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, subsidiary, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the Company’s past performance or performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder. The Committee may also provide that, in determining whether any Performance Criteria has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:
(i)a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the applicable performance period or any previous period;
(ii)a gain, loss, income, or expense that is extraordinary in nature;
(iii)an impact of other specified nonrecurring events;
(iv)a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;
(v)a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;
(vi)an impact of impairment of tangible or intangible assets;
(vii)an impact of restructuring activities, including, without limitation, reductions in force;
(viii)an impact of investments or acquisitions made during the applicable performance period or any prior period;
(ix)a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;
(x)retained and uninsured losses from natural catastrophes;
(xi)currency fluctuations;
(xii)an expense relating to the issuance of stock options and/or other stock-based compensation;
(xiii)an expense relating to the early retirement of debt; and/or
(xiv)an impact of the conversion of convertible debt securities.
Each of the adjustments described above shall be determined in accordance with generally accepted accounting principles and standards in effect at the time the Award is made (without regard to changes thereafter), unless another objective method of measurement is designated by the Committee.
13.4Timing of Establishment of Criteria. Performance Criteria must be pre-established by the Committee. A Performance Criteria is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the Performance Criteria relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

13.5Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.
13.6Death, Disability or Other Circumstances. The Committee may provide in the Award Agreement that Awards under this Section 13 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change in Control or under other circumstances consistent with the Code Section 162(m) and Treasury Regulations thereunder.
SECTION 14
DEFERRALS
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Award. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Code Section 409A.
SECTION 15
WITHHOLDING OF TAXES
15.1Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA/Medicare), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.
15.2Election to Withhold Shares. Unless the Committee otherwise prescribes in the Award Agreement, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Awards paid in Company Stock at the time such Awards become taxable, up to an amount that does not cause adverse accounting consequences or cost to the Company for federal (including FICA/Medicare), state and local tax liabilities.
15.3Default Withholding Procedures. Unless the Committee otherwise prescribes in the Award Agreement, any Participant or beneficiary may satisfy the withholding requirements that apply to such Award by using any one or more of the following methods or any combination of the following methods:
(a)by making a payment to the Company of an amount in cash (which shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such withholding requirements;
(b)by making a payment to the Company in shares of Company Stock which are previously owned by the Participant (or such other person) and that have a Fair Market Value on the date of payment equal to the amount of such withholding requirements;
(c)by having the Company retain shares of Company Stock which are otherwise being purchased or paid under the Award and have a Fair Market Value on the date of payment equal to the amount of such withholding requirements;
(d)by having the Company retain an amount of cash that is payable under the Award and equal to the amount of such withholding requirements; and/or
(e)by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such withholding requirements.
15.4Right of Company To Retain Amounts To Meet Withholding Requirements. If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an Award fails to satisfy such payment/withholding requirements by making or electing a form of payment prior to exercise (in the case of an Option or SAR) or the date an Award is due to be paid, the Company shall have the right to retain from such Award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of shares of Company Stock or cash otherwise applicable to the Award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

SECTION 16
TRANSFERABILITY OF AWARDS
16.1Restrictions on Transfer. Except as described in Section 16.2 below, only the Participant may exercise rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.
16.2Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.
SECTION 17
CONSEQUENCES OF A CHANGE IN CONTROL
17.1Disposition of Awards in Connection with Change in Control. In the event of a Change in Control, the Company may continue, assume, or provide substitution for outstanding Awards in a manner that provides to Participants rights and economic value substantially proportionate to the rights and economic value of such Awards immediately before the Change in Control; provided, however, that no assumption or substitution shall be made to any Award unless, after such assumption or substitution, the assumed or substituted Award continues to be exempt from or in compliance with the requirements of Code Section 409A.
17.2Effect of Involuntary Termination of Employment within Twenty-Four Months Following Change in Control. If Awards granted under the Plan are continued or assumed or Awards are made in substitution (“Plan Awards”), and a Participant experiences an Involuntary Termination of Employment within 24 months following such Change in Control, then, with respect to Plan Awards that are still outstanding as of the date of such Participant’s termination of employment: (i) such Plan Awards that are Options or SARs shall become fully exercisable upon the date of the Participant’s termination of employment, (ii) the restrictions still then in force and applicable to restricted Company Stock under Plan Awards shall immediately lapse upon the date of the Participant’s termination of employment, (iii) the restrictions still then in force and applicable to Plan Awards that are time-vested Stock Units and Other Stock-Based Awards shall immediately lapse upon the date of the Participant’s termination of employment, and (iv) any outstanding Plan Awards that are Stock Unit, Other Stock-Based Award or Nonstock-Based Award that vests based on achievement of certain performance, shall be paid as of the date of the Participant’s termination of employment at the payment amount that was attainable (and not previously paid) under such Award if all performance goals and other criteria or conditions applicable to the Award were satisfied at 100% (but not more than 100%) of the “target” performance goal.
17.3Involuntary Termination Defined. For purposes of this Section, a Participant shall be considered to have experienced an “Involuntary Termination of Employment” if and as of the date that (i) the Company terminates the Participant’s employment (when the Participant is willing and able to continue his or her employment with the Company) for any reason other than the Participant’s death, Disability, explicit or implicit request, fraud, misappropriation, embezzlement, or misconduct constituting serious criminal activity on the part of the Participant or (ii) the Participant terminates his or her employment with the Company because, without the Participant’s consent, there is (i) a material reduction by the Company in the Participant’s authority, reporting relationship, or responsibilities, (ii) there is a material reduction by the Company in the Participant’s compensation, or (iii) there is a material change in the Participant’s work location.

17.4Vesting in Awards not Assumed, Continued or Substituted. If and to the extent that Awards granted under the Plan are not continued, assumed, or substituted as provided in Section 17.1 in the event of a Change in Control, then (i) outstanding Options and SARs shall immediately become exercisable in full upon the date of the Change in Control, (ii) the restrictions still then in force and applicable to any Company Stock awarded as restricted stock under the Plan to a Participant shall immediately lapse upon the date of the Change in Control, (iii) the time-based vesting conditions that are required to be met before the Participant vests in all of Stock Units, Other Stock-Based Award or Nonstock-Based Award that have not yet forfeited shall immediately be deemed satisfied upon the date of the Change in Control, and (iv) any outstanding Stock Unit, Other Stock-Based Award or Nonstock-Based Award that vests based on achievement of certain performance, and shall be distributable or payable as of the date of the Change in Control at the payment amount that was attainable (and not previously paid) under such Award if all performance goals and other criteria or conditions applicable to the Award were satisfied at 100% (but not more than 100%) of the “target” performance goal. With respect to any Awards which become vested and payable at Change in Control pursuant to this Section, the Company shall, within the 60-day period that begins on the date of the Change in Control, distribute to the Participant (or, in the event of his or her death before the payment, the executor, administrator, or other personal representative of his or her estate) the stock or cash issuable thereunder (but subject to the tax withholding requirements first being satisfied).
17.5Alternatively, Committee May Cash Out Awards. In addition, notwithstanding the provisions of subsection 17.1, in the event of a Change in Control, the Committee shall have discretion to cause a cash payment to be made to a person who then holds an Option or SAR, in lieu of the right to exercise such Option or SAR or any portion thereof, and thereby to cause such Option or SAR to be canceled and terminated. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount (if any) by which (i) the aggregate Fair Market Value on the date of the Change in Control of the Company Stock that is subject to the Option or SAR exceeds (ii) the aggregate Exercise Price under such Option or SAR. If the aggregate Fair Market Value on the date of the Change in Control of the Company Stock that is subject to an Option or SAR is less than the aggregate Exercise Price, the Option or SAR shall be deemed to have been paid in full in lieu of the right to exercise such Option or SAR and the Option or SAR shall be canceled and terminated. Further, in the event of a Change in Control and with respect to any Stock Unit, Other Stock-Based Award that, as of the date of such Change in Control, would otherwise be payable in Company Stock, the Committee shall have discretion to cause the payment of such Award to be made in cash instead. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Company Stock that would otherwise then be payable under such Award.
17.6Terms Related to Change in Control. Notwithstanding any other provision of the Plan, the terms of any Award granted under the Plan shall not provide for the waiver of any employment condition, performance goal, or any otherwise applicable limitation, condition, or restriction (together for purposes of this Section, an “Award restriction”) due in whole or in part to a Change in Control, except to the extent provided under this Section 17. In this regard, the Committee may prescribe in terms of an applicable Award the specific manner in which the provisions of this Section 17 apply to the applicable Award, for instance by providing administrative rules related to payment in the event that the provisions of this Section 17 are put into effect, but the Committee shall not prescribe in the terms of an applicable Award any additional or alternative circumstances under which any Award restriction is waived due in whole or in part to the occurrence of a Change in Control.
SECTION 18
REQUIREMENTS FOR ISSUANCE OF SHARES
No Company Stock shall be issued in connection with any Award hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable. Any certificates issued representing such shares may be legended to reflect any such restrictions and any such shares held by the Company's transfer agent in book-entry form may reflect such restrictions. Shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed on any certificate issued thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by an Award until shares have been issued to the Participant.

SECTION 19
AMENDMENT OF THE PLAN
19.1Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if shareholder approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Award Agreement or except as provided in Section 20.2 below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
19.2No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except as authorized by Section 5.5, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without shareholder approval.
19.3Shareholder Approval for Qualified Performance-Based Compensation. If Awards are made under Section 13 above, the Performance Criteria must be reapproved by the Company’s shareholders no later than the first shareholders’ meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 13, if additional Awards are to be made under Section 13 and if required by Code Section 162(m) or Treasury Regulations thereunder.
SECTION 20
MISCELLANEOUS
20.1Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.
20.2Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
20.3Compliance with Law.
(a)The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Code Section 422, and Awards of Qualified Performance-Based Compensation comply with the applicable provisions of Code Section 162(m). To the extent that any legal requirement of Section 16 of the Exchange Act or Code Sections 422 or 162(m) as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Code Section 422 or 162(m), that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)The Plan is intended to comply with the requirements of Code Section 409A such that Awards hereunder will be exempt therefrom, or, if not so exempt, will comply with that section so as not to impose taxes on Participants prior to the receipt of value hereunder. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Code Section 409A or (B) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.
(c)Any Award that is subject to Code Section 409A and that is to be distributed to a Key Employee (as described below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A and consistent with other plans and programs of the Company to which such terms apply.
(d)Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent adverse tax consequences under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
20.4Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
20.5Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
20.6Rights of Participants. Nothing in this Plan shall entitle any Employee or other person to any claim or right to receive an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment of the Employer.
20.7No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
20.8Clawback Rights. All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date.
20.9Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof.

IN WITNESS WHEREOF, this Plan has been adopted as of the Effective Date.
CINCINNATI BELL INC.

By:

Title:

Appendix II
CINCINNATI BELL INC.
2017 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
SECTION 1
INTRODUCTION
1.1    Effectiveness. As of the Effective Date (as defined below), the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors (the “Plan”) is hereby established.
1.2    Purpose. The purposes of this Plan are to (i) attract and retain the services of experienced and knowledgeable persons to serve as independent directors of Cincinnati Bell Inc. (the “Company”) for the benefit of the Company and its shareholders, and (ii) to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareholders.
1.3    Effective Date and Duration of Plan. The Plan is effective on the Effective Date, as described in Section 2.10, and shall remain in effect until the earliest of (i) the date on which the Plan is terminated in accordance with Section 14.1, (ii) the date on which the maximum number of shares of Company Stock which may be issued or transferred under the Plan (as determined under Section 5 of the Plan) have been issued or transferred or (iii) May 3, 2027. After termination of the Plan, no Awards may be granted under the Plan but any Award granted under the Plan prior to the Plan’s termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award Agreement.
SECTION 2
DEFINITIONS
As used in the Plan, the following terms will have the respective meanings set forth below:
2.1    “Award” means an Option, Stock Unit or Stock Award granted under the Plan.
2.2     “Award Agreement” means the written instrument (which may be in electronic form) that sets forth the terms and conditions of an Award, including all amendments thereto.
2.3    “Board” means the Company’s Board of Directors.
2.4    A “Change in Control” shall be deemed to have taken place for purposes of the Plan if
(a)a majority of the Board of the Company as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term “Incumbent Director” means any individual who is a director of the Company as of such date and either: (A) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date or (B) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two‑thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;
(b)any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of any Company Voting Securities by the Company or any of its subsidiaries, (B) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (C) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a Non‑Qualifying Transaction (as defined in paragraph (c) of this Section 2.4);

(c)the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above being deemed to be a “Non‑Qualifying Transaction”); or
(d)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company and the Company consummates such liquidation or dissolution.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Also notwithstanding the foregoing, for any Awards subject to the requirements of Code Section 409A that will become payable on a Change in Control, the transaction constituting a “Change in Control” must also constitute a “change in control event” for purposes of Code Section 409A(a)(2)(A)(v).
2.5    “Code” means the Internal Revenue Code of 1986, as amended, as interpreted in Treasury Regulations or other guidance.
2.6    “Company” means Cincinnati Bell Inc.
2.7    “Company Stock” means the common stock of the Company, par value $0.01 per share, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the common stock.
2.8    “Disability” or “Disabled” means, with respect to an Outside Director, that the Outside Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Outside Director’s Disability shall be determined under procedures established by the Board. Further, if an Outside Director fails to reasonably cooperate with the Board’s attempt to determine whether he or she is disabled, then, notwithstanding any other evidence of disability that exists, the Board shall have the right to determine that no condition of Disability exists as to the Outside Director.
2.9    “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Board) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
2.10    “Effective Date” of the Plan means May 4, 2017, provided that the Plan is approved by the shareholders of the Company on that date.

2.11    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.12    “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Board.
2.13    “Fair Market Value” of Company Stock means, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or, if there were no trades on that date, the last reported sale price of Company Stock during regular trading hours on the next following date upon which a sale is reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the over the counter market, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Board.
2.14    “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Code Section 422.
2.15    “Option” means an option to purchase shares of Company Stock, as described in Section 6.
2.16    “Outside Director” means any member of the Board who is not an employee (on an employee payroll) of the Company.
2.17    “Plan” means this Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors, as may be amended from time to time.
2.18    “Retirement” means, with respect to any Outside Director, the Outside Director's ceasing to be an Outside Director after he or she has attained at least age 68.
2.19    “Stock Award” means an Award of Company Stock as described in Section 8.
2.20    “Stock Unit” means an Award of a phantom unit representing one share of Company Stock, as described in Section 7, which may include but not be limited to a Restricted Stock Unit (“RSU”), as described in Section 7.
2.21    “Treasury Regulations” means regulations issued by the Secretary of the Treasury under the Code.
SECTION 3
ADMINISTRATION
3.1    Board of Directors. The Plan shall be administered and interpreted by the Board.
3.2    Board Authority. The Board shall have the sole and complete authority to grant awards to Outside Directors in accordance with the provisions of Section 4 hereof and, subject to the limitations and other provisions of the Plan, to interpret the Plan, to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.
3.3    Board Determinations. Except to the extent otherwise required by applicable law, the Board’s determinations on any matter within its authority shall be conclusive and binding on the Company, all Outside Directors, and all other parties.
3.4    Liability; Indemnification. No member of the Board shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability the Board member may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

SECTION 4
AWARDS; MINIMUM VESTING
The Board may, in its discretion, grant under the Plan Options, Stock Units and Stock Awards to any Outside Director on the first date of such individual's first term of office as an Outside Director and/or on the date of any annual meeting of the shareholders of the Company. The Board shall exercise its discretion when determining whether to grant any such Awards as of any such date with the intent that the Awards that are granted to Outside Directors under the Plan, together with other compensation that is either paid in the form of Company Stock or has its value determined in relation to the value of Company Stock (such awards and such other compensation referred to in this Section 4 as “equity-based compensation”) and taking into account the Fair Market Value of Company Stock when granting or providing such equity-based compensation, provide equity-based compensation for Outside Directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.
All Awards shall be subject to such terms and conditions as the Board deems appropriate and as are specified in writing by the Board to the Outside Director in the Award Agreement. By acceptance of the Award, an Outside Director acknowledges that all decisions and determinations of the Board shall be final and binding on the Outside Director, his or her beneficiaries and any other person having or claiming an interest under such Award.
Notwithstanding the Board’s discretion granted under the Plan to determine the vesting provisions applicable to an Award, the vesting provisions shall, in all events, be subject to the provisions of this Section 4. Subject to the immediately following sentence, the vesting period of any Award shall be a minimum of one year from the date of grant (or, if earlier, the first annual meeting of Company shareholders after the date on which the Award is granted, provided that such date is no more than two weeks before the one year anniversary of the date of grant). Notwithstanding the foregoing, (i) the Award Agreement may provide for vesting to occur upon the Participant’s death, Disability, Retirement or, subject to the limitations contained herein, in the event of a Change in Control.
SECTION 5
SHARES SUBJECT TO PLAN; AWARD LIMITS
5.1    Shares Authorized. Subject to adjustment as described below in Section 5.4, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 350,000.
5.2    Share Counting. Upon grant of an Award, the shares of Company Stock reserved for issuance under this Plan pursuant to Section 5.1 shall be debited for the maximum number of shares of Company Stock that might be issuable under an Award. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards or Stock Units are forfeited or terminated, or otherwise are not paid in full, the shares to that extent that are reserved for such Awards shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be permanently reduced by the gross number of shares as to which such Option is exercised. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be permanently reduced by the number of shares used to cover the tax withholding. Example: 100 shares are issuable, but 40 of them are withheld to pay income taxes; the number of shares issuable under the Plan remain permanently reduced by 100 shares. To the extent that any Awards are payable only in cash, and not in shares of Company Stock, such Awards shall not count against the share limits in Section 5.1.
5.3    Source of Shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.

5.4    Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, or the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Board, in such manner as the Board deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. In addition, in the event of a Change in Control of the Company, the provisions of Section 12 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Code Section 409A or 424, to the extent applicable. Any adjustments determined by the Board shall be final, binding and conclusive.
5.5    Limitation on Awards in Any Calendar Year. Notwithstanding any other provision of the Plan, the aggregate grant date fair value (determined in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any Outside Director in any calendar year shall not exceed $300,000.
SECTION 6
OPTIONS
6.1    General Requirements. The Board may grant Options to an Outside Director upon such terms and conditions as the Board deems appropriate under this Section 6. The Board shall determine the number of shares of Company Stock that will be subject to each Award of Options.
6.2    Type of Option, Price and Term.
(a)    The Board may grant Nonqualified Stock Options, in accordance with the terms and conditions set forth herein.
(b)    The Exercise Price of Company Stock subject to an Option shall be determined by the Board and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.
(c)    The Board shall determine the term of each Option, which shall not exceed ten years from the date of grant.
6.3    Exercisability of Options.
(a)    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Board and specified in the Award Agreement. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(b)    The Board may provide in an Award Agreement that the Outside Director may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.
6.4    Termination of Service. Except as provided in the Award Agreement, an Option may only be exercised while the Outside Director is still an Outside Director. The Board shall determine in the Award Agreement under what circumstances and during what time periods an Outside Director may exercise an Option after termination of service as an Outside Director.

6.5    Exercise of Options. An Outside Director may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Outside Director shall pay the Exercise Price for the Option by one or a combination of the following methods: (i) in cash, (ii) by delivering shares of Company Stock owned by the Outside Director and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by the Board, (iv) unless the Award Agreement provides to the contrary, by net exercise of all or any part of the vested shares of Company Stock for which the Option is exercisable by the Company retaining Company Stock that would otherwise be issued on exercise equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Board may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Outside Director for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Board depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock for such exercise.
SECTION 7
STOCK UNITS
7.1    General Requirements. The Board may grant Stock Units upon such terms and conditions as the Board deems appropriate under this Section 7. Each Stock Unit shall represent the right of the Outside Director to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
7.2    Terms of Stock Units. The Board may grant Stock Units that are payable on terms and conditions determined by the Board, which may include payment after a specified additional period of service as an Outside Director for vesting (a type of Award commonly referred to a “Restricted Stock Units,” or “RSUs”). Stock Units may be paid at the end of a specified time for vesting, or payment may be deferred to a date authorized by the Board. The Board shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
7.3    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Board. The Award Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
7.4    Requirement of Service. The Board shall determine in the Award Agreement under what circumstances an Outside Director may retain Stock Units after termination of the Outside Director’s service as an Outside Director and the circumstances under which Stock Units may be forfeited.
7.5    Dividend Equivalents. The Board may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Board deems appropriate. Dividend Equivalents may be paid to Outside Directors currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Outside Director, and deferred Dividend Equivalents may accrue interest, all as determined by the Board. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Board.
SECTION 8
STOCK AWARDS
8.1    General Requirements. The Board may issue shares of Company Stock to an Outside Director under a Stock Award, upon such terms and conditions as the Board deems appropriate under this Section 8. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate. The Board shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
8.2    Requirement of Service. The Board shall determine in the Award Agreement under what circumstances an Outside Director may retain Stock Awards after termination of the Outside Director’s service as an Outside Director and the circumstances under which Stock Awards may be forfeited.

8.3    Restrictions on Transfer. For any period when Stock Awards are subject to restrictions, an Outside Director may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 11.1. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. Shares of a Stock Award that are held at the Company's transfer agent in book-entry form shall contain the appropriate restrictions related to the transfer of such shares. When all restrictions on a share of a Stock Award have lapsed, either the Company shall remove the legend from the issued certificate or the transfer agent shall remove the restrictions from the book-entry, as applicable. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
8.4    Right to Vote and to Receive Dividends. The Board shall determine to what extent, and under what conditions, the Outside Director shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Board may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Board determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Board, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Board.
SECTION 9
DEFERRALS
The Board may permit or require an Outside Director to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Outside Director in connection with any Award. The Board shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Code Section 409A.
SECTION 10
WITHHOLDING OF TAXES
10.1    Required Withholding. All Awards under the Plan shall be subject to applicable federal state and local tax withholding requirements. The Company may require that the Outside Director or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.
10.2    Election to Withhold Shares. Unless the Board otherwise prescribes in the Award Agreement, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Awards paid in Company Stock at the time such Awards become taxable, up to an amount that does not cause adverse accounting consequences or cost to the Company for federal, state and local tax liabilities.
10.3    Default Withholding Procedures. Unless the Board otherwise prescribes in the Award Agreement, any Outside Director or beneficiary may satisfy the withholding requirements that apply to such Award by using any one or more of the following methods or any combination of the following methods:
(a)    by making a payment to the Company of an amount in cash (which shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such withholding requirements;
(b)    by making a payment to the Company in shares of Company Stock which are previously owned by the Outside Director (or such other person) and that have a Fair Market Value on the date of payment equal to the amount of such withholding requirements;
(c)    by having the Company retain shares of Company Stock which are otherwise being purchased or paid under the Award and have a Fair Market Value on the date of payment equal to the amount of such withholding requirements;
(d)    by having the Company retain an amount of cash that is payable under the Award and equal to the amount of such withholding requirements; and/or
(e)by having the Company retain an amount of cash that is payable under any other compensation applicable to the Outside Director (or such other person) and equal to the amount of such withholding requirements.

10.4    Right of Company To Retain Amounts To Meet Withholding Requirements. If any Outside Director (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an Award fails to satisfy such payment/withholding requirements by making or electing a form of payment prior to exercise (in the case of an Option) or the date an Award is due to be paid, the Company shall have the right to retain from such Award or the payment thereof (or from any other amount that is payable as compensation to the Outside Director or such other person), as appropriate, a sufficient number of shares of Company Stock or cash otherwise applicable to the Award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.
SECTION 11
TRANSFERABILITY OF AWARDS
11.1    Restrictions on Transfer. Except as described in Section 11.2 below, only the Outside Director may exercise rights under an Award during the Outside Director’s lifetime, and an Outside Director may not transfer those rights except by will or by the laws of descent and distribution. When an Outside Director dies, the personal representative or other person entitled to succeed to the rights of the Outside Director may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Outside Director’s will or under the applicable laws of descent and distribution.
11.2    Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Board may provide in an Award Agreement that an Outside Director may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Outside Director receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.
SECTION 12
CONSEQUENCES OF A CHANGE IN CONTROL
12.1    Disposition of Awards in Connection with Change in Control. In the event of a Change in Control, the Company may continue, assume, or provide substitution for outstanding Awards in a manner that provides to Outside Directors rights and economic value substantially proportionate to the rights and economic value of such Awards immediately before the Change in Control; provided, however, that no assumption or substitution shall be made to any Award unless, after such assumption or substitution, the assumed or substituted Award continues to be exempt from or in compliance with the requirements of Code Section 409A.
12.2    Vesting in Awards not Assumed, Continued or Substituted. If and to the extent that Awards granted under the Plan are not continued, assumed, or substituted as provided in Section 12.1 in the event of a Change in Control, then (i) outstanding Options shall immediately become exercisable in full upon the date of the Change in Control, (ii) the restrictions still then in force and applicable to any Company Stock awarded as restricted stock under the Plan to an Outside Director shall immediately lapse upon the date of the Change in Control, and (iii) the time-based vesting conditions that are required to be met before the Outside Director vests in all of Stock Units that have not yet forfeited shall immediately be deemed satisfied upon the date of the Change in Control. With respect to any Awards which become vested and payable at a Change in Control pursuant to this Section, the Company shall, within the 60-day period that begins on the date of the Change in Control, distribute to the Outside Director (or, in the event of his or her death before the payment, the executor, administrator, or other personal representative of his or her estate) the stock or cash issuable thereunder (but subject to the tax withholding requirements first being satisfied).
12.3    Alternatively, Board May Cash Out Awards. In addition, notwithstanding the provisions of subsection 12.1, in the event of a Change in Control, the Board shall have discretion to cause a cash payment to be made to a person who then holds an Option, in lieu of the right to exercise such Option or any portion thereof, and thereby to cause such Option to be canceled and terminated. In the event the Board exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount (if any) by which (i) the aggregate Fair Market Value on the date of the Change in Control of the Company Stock that is subject to the Option exceeds (ii) the aggregate Exercise Price under such Option. If the aggregate Fair Market Value on the date of the Change in Control of the Company Stock that is subject to an Option is less than the aggregate Exercise Price, the Option shall be deemed to have been paid in full in lieu of the right to exercise such Option and the Option shall be canceled and terminated. Further, in the event of a Change in Control and with respect to any Stock Unit Award that, as of the date of such Change in Control, would otherwise be payable in Company Stock, the Board shall have discretion to cause the payment of such Award to be made in cash instead. In the event the Board exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Company Stock that would otherwise then be payable under such Award.

12.4    Terms Related to Change in Control. Notwithstanding any other provision of the Plan, the terms of any Award granted under the Plan shall not provide for the waiver of any otherwise applicable limitation, condition, or restriction (together for purposes of this Section, an “Award Restriction”) due in whole or in part to a Change in Control, except to the extent provided under this Section 12. In this regard, the Board may prescribe in terms of an applicable Award the specific manner in which the provisions of this Section 12 apply to the applicable Award, for instance by providing administrative rules related to payment in the event that the provisions of this Section 12 are put into effect, but the Board shall not prescribe in the terms of an applicable Award any additional or alternative circumstances under which any Award restriction is waived due in whole or in part to the occurrence of a Change in Control.
SECTION 13
REQUIREMENTS FOR ISSUANCE OF SHARES
No Company Stock shall be issued in connection with any Award hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Award made to any Outside Director hereunder on such Outside Director’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable. Any certificates issued representing such shares may be legended to reflect any such restrictions and such shares held by the Company's transfer agent in book-entry form may reflect such restrictions. Shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed on any certificate issued thereon. No Outside Director shall have any right as a shareholder with respect to Company Stock covered by an Award until shares have been issued to the Outside Director.
SECTION 14
AMENDMENT OF THE PLAN
14.1    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if shareholder approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Outside Director, materially impair any rights or obligations under any Award previously made to the Outside Director under the Plan, unless such right has been reserved in the Plan or the Award Agreement. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
14.2    No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except as authorized by Section 5.4, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, or other awards of Options with an exercise price that is less than the exercise price of the original Options, without shareholder approval.
SECTION 15
MISCELLANEOUS
15.1    Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.
15.2    Compliance with Law.
(a)    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any legal requirement of Section 16 of the Exchange Act cease to be required under Section 16 of the Exchange Act, that Plan provision shall cease to apply. The Board may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Outside Directors. The Board may, in its sole discretion, agree to limit its authority under this Section.

(b)    The Plan is intended to comply with the requirements of Code Section 409A such that Awards hereunder will be exempt therefrom, or, if not so exempt, will comply with that section so as not to impose taxes on Outside Directors prior to the receipt of value hereunder. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of service shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall an Outside Director, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.
(c)    Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Outside Director shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent adverse tax consequences under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
15.3    Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
15.4    Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Outside Director or any other person. No Outside Director or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
15.5    Rights of Outside Directors. Nothing in this Plan shall entitle any Outside Director or other person to any claim or right to receive an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to continued service as an Outside Director.
15.6    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
15.7    Clawback Rights. All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees or directors of the Company, as in effect from time to time and as approved by the Board, whether or not approved before or after the Effective Date.
15.8    Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof.
IN WITNESS WHEREOF, this Plan has been adopted as of the Effective Date.
CINCINNATI BELL INC.

By:

Title:

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CINCINNATI BELL INC. ATTN: CONNIE M. VOGT 221 EAST 4TH STREET, 103-1090 CINCINNATI, OH 45202-2301
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail the proxy card to allow delivery prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M84523-P60786-Z64914	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CINCINNATI BELL INC.
The Board of Directors recommends you vote FOR each nominee:
1. Election of Directors for one-year terms expiring in 2018.
Nominees:
	For	Against	Abstain
1a. Phillip R. Cox	o	o	o	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 YEAR	2 YEARS	3 YEARS	Abstain

1b. John W. Eck	o	o	o	2. Recommendation, by a non-binding advisory vote, of the frequency of the advisory vote regarding our executive officers' compensation.		o	o	o	o

1c. Jakki L. Haussler	o	o	o
				The Board of Directors recommends you vote FOR proposals 3, 4, 5 and 6.			For	Against	Abstain
1d. Craig F. Maier	o	o	o
				3. Approval, by a non-binding advisory vote, of our executive officers' compensation.			o	o	o
1e. Russel P. Mayer	o	o	o
				4. Approval of the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan.			o	o	o
1f. Lynn A. Wentworth	o	o	o
				5. Approval of the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors.			o	o	o
1g. Martin J. Yudkovitz	o	o	o
				6. Ratification of our Audit Committee's appointment of our independent registered public accounting firm for 2017.			o	o	o
1h. John M. Zrno	o	o	o

1i. Theodore H. Torbeck	o	o	o	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

CINCINNATI BELL INC.
SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2017

The undersigned hereby appoints Phillip R. Cox, Jakki L. Haussler and Craig F. Maier, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Shares of Cincinnati Bell Inc. held of record by the undersigned at the close of business on March 6, 2017, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related proxy statement has been received. The proxies are directed to vote the shares as indicated on the reverse side.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE INDIVIDUAL NOMINEES UNDER PROPOSAL 1, FOR "1 YEAR" UNDER PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5 AND "FOR" PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)